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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
6000 Westown Parkway
West Des Moines, Iowa 50266

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 6, 2013

        The Annual Meeting of Shareholders of American Equity Investment Life Holding Company will be held at the Company's executive offices, 6000 Westown Parkway, West Des Moines, Iowa 50266, on Thursday, June 6, 2013 at 3:30pm, local time, for the following purposes:

  1.
  To elect a total of three directors to three-year terms.

  2.
  To consider and vote upon the 2013 Director Equity and Incentive Plan.

  3.
  To consider and vote upon the Short-Term Performance Incentive Plan.

  4.
  To consider and vote upon the ratification of KPMG LLP as our independent registered public accounting firm for 2013.

  5.
  To consider and vote upon a proposal to approve, on an advisory basis, the compensation of our named executive officers.

  6.
  To transact such other business that may properly come before the meeting.

        Shareholders of record at the close of business on the record date, April 12, 2013, are entitled to notice of and vote at the meeting. It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote your shares in one of the following ways:

  •
  By telephone using the toll-free telephone number shown on the proxy card;

  •
  Through the Internet by visiting the website shown on the Notice or the proxy card; or

  •
  If you received a paper copy of the proxy statement, by completing, signing, and promptly returning the enclosed proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors

West Des Moines, Iowa April 22, 2013	Debra J. Richardson Secretary

PROXY STATEMENT
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
Annual Meeting of Shareholders
June 6, 2013

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

A Notice Regarding the Availability of Proxy Materials

        We are pleased to take advantage of the Securities and Exchange Commission (the "SEC") rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual meeting.

        On or about April 22, 2013, we mailed to our beneficial shareholders a Notice Regarding the Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement and annual report and how to vote online.

        All other shareholders will continue to receive a paper copy of the proxy statement, proxy card and annual report by mail. The Notice contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card and annual report if you only received a Notice by mail or (ii) elect to receive your proxy statement and annual report over the Internet if you received them by mail this year.

General Information

        This proxy statement is furnished to the shareholders of American Equity Investment Life Holding Company, 6000 Westown Parkway, West Des Moines, Iowa 50266 (referred to in this proxy statement as the "Company" or as "we," "our" or "us"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of shareholders ("Annual Meeting") to be held on June 6, 2013, at the time and place shown in the Notice of Annual Meeting of Shareholders, and at any adjournment thereof. To obtain directions to the Annual Meeting, you may contact us at our toll-free number 1-888-221-1234.

        We will bear all expenses in connection with this solicitation. Proxies may be solicited by the Board of Directors or management personally, by telephone or by facsimile.

        This proxy statement is first being mailed to certain shareholders on or about April 22, 2013.

Voting Rights

        Only shareholders of record as of the close of business on April 12, 2013, will be entitled to the notice of and to vote at the meeting. We have a single class of voting common stock, $1 par value per share ("Common Stock") of which 63,929,160 shares were outstanding and entitled to vote on such date. Each share is entitled to one vote.

        Shares present in person or represented by proxy at the meeting will be tabulated for determination of whether a quorum is present. A quorum will be present if a majority of the votes entitled to be cast on a matter are represented for any purpose at the meeting. Votes withheld for any director, broker non-votes and abstentions represented at the meeting will be counted for quorum purposes. Votes will be tabulated under the supervision of Alliance Advisors, L.L.C., which has been designated by the Board of Directors to act as inspector of the election.

        If your shares of Common Stock are held in the name of a bank, broker or other holder of record, you will receive instructions from that holder of record that you must follow in order for your shares to be voted at the Annual Meeting. Contact your bank, broker or other holder of record directly if you have any questions. Even if you do not provide instructions, your bank, broker or other holder of record may vote your shares on certain "routine matters". The New York Stock Exchange ("NYSE") considers Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm to be a "routine matter". As a result, without instructions from you, your broker is permitted to vote your shares on this matter at its discretion. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker has not received instructions from you and does not have discretionary voting power for that particular item. The NYSE considers Proposal 1—Election of Directors, Proposal 2—Approval of 2013 Director Equity and Incentive Plan, Proposal 3—Approval of the Short-Term Performance Incentive Plan and Proposal 5—Advisory Vote on Executive Compensation to be "non-routine matters" and, therefore, brokers may not vote on the matter unless they receive specific voting instructions from you. At this year's Annual Meeting, in the event that a brokerage firm does not receive voting instructions from one of our shareholders, such shareholder's shares will not be voted, and will be considered "broker non-votes" with respect to Proposal 1, Proposal 2, Proposal 3 and Proposal 5.

        If you plan to attend the meeting and vote in person, you will be given a ballot when you arrive. If your shares of Common Stock are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you will need to contact the broker or agent in whose name your shares are registered to obtain a broker's proxy card. You will need to bring the broker's proxy card with you to the Annual Meeting in order to vote.

Voting

        If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. If you sign, date and return the proxy card without indicating your instructions on how to vote your shares, the proxies will vote your shares as follows:

  •
  "FOR" the election of the three nominees for directors;

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  "FOR" the approval of the 2013 Director Equity and Incentive Plan;

  •
  "FOR" the approval of the Short-Term Performance Incentive Plan;

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  "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2013; and

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  "FOR" the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

        If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matters to be addressed at the Annual Meeting beyond those described in this proxy statement.

        As an alternative to voting by using the enclosed proxy card, if you are a registered shareholder (that is, you own shares of Common Stock in your own name and not through a broker, nominee or in some other "street name"), you may vote by telephone or through the Internet. Please see the enclosed proxy card or the Notice for instructions on how to access the telephone and Internet voting systems. If you hold your shares in "street name," your broker or other nominee will advise you on whether you may vote by telephone or through the Internet as an alternative to voting by using the enclosed proxy card.

        As to the election of directors, regardless of which method is used to vote, you may (a) vote for all of the director nominees as a group, (b) vote for all of the director nominees as a group, except those nominees whose names you specify or (c) withhold your vote from all nominees as a group.

        A proxy may be revoked at any time prior to its use. Such revocation may be made in person at the Annual Meeting, by notice in writing delivered to the Corporate Secretary of the Company, by voting by telephone or through the Internet at a later date or by a proxy bearing a later date.

        The Board of Directors urges you to exercise your right to vote by returning the enclosed proxy card, by calling the toll-free telephone number or by visiting the website shown on the proxy card or the Notice.

 PROPOSALS TO BE VOTED UPON

Proposal 1
Election of Directors

        The Board of Directors presently consists of twelve members, however, Robert L. Hilton is not standing for reelection and the Board of Directors will be reduced to eleven members as of June 6, 2013. Each member of the Board has been appointed to one of three Classes with three-year terms expiring on a staggered basis. The terms of service of the four directors presently serving as the Class I Directors expire at the Annual Meeting to be held on June 6, 2013. The three nominees to serve as Class I Directors include incumbents Alexander M. Clark, John M. Matovina and Gerard D. Neugent. Each is nominated for election to a term of three years expiring in 2016.

        Mr. Matovina is a member of our senior management team. Alexander M. Clark is independent under the requirements of the Sarbanes-Oxley Act of 2002 ("SOX"), and rules adopted by the SEC thereunder, as well as the corporate governance listing standards of the NYSE ("NYSE Rules").

        The Board of Directors anticipates that the nominees will be able to serve. In the event any nominee should be unable to do so, proxies will be voted for such substitute nominee as the Board of Directors in its discretion may recommend. Proxies will be voted for the election of the nominees unless the shareholder giving the proxy withholds such authority or votes against any such nominee.

        Directors are elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting.

The Board of Directors unanimously recommends that you vote FOR the nominees listed below.

Class I Directors Whose Terms Expire at the 2013 Annual Meeting

        Alexander M. Clark serves as a senior advisor in the Insurance Group at Griffin Financial Group, LLC and served as a Senior Managing Director, Insurance Group at Griffin Financial Group, LLC from November 2010 to November 2012. Mr. Clark was Managing Director-Insurance Investment Banking from February 2006 to October 2010 at Madison Williams & Company, Inc. From October 1993 to February 2006, Mr. Clark was Managing Director with Advest, Inc. Mr. Clark is a chartered financial analyst. He has served as a director of our New York life subsidiary since August 2005 and also serves as a director of Pennsylvania National Insurance Group, Unity Financial Life Insurance Company and Penn Treaty American Corporation. Mr. Clark's investment banking activities have been focused primarily on insurance companies and he has been actively involved in the insurance industry for over 30 years. Mr. Clark's background in investment banking and his financial expertise and experience in the insurance industry led the Board of Directors to conclude that Mr. Clark should serve as a director of the Company.

        Director since 2007. Age 79.

        John M. Matovina has served as Vice Chairman, Chief Executive Officer and President of the Company since June 27, 2012. He served as Vice Chairman, Chief Financial Officer and Treasurer of the Company from January 1, 2009 to June 27, 2012 and as our Vice Chairman since June 2003. Mr. Matovina was a private investor and a financial consultant to us from 1997 to 2003. From November 1983 through November 1996, he was a senior financial officer of The Statesman Group, Inc. ("Statesman") and many of its subsidiaries, and, prior to Statesman's acquisition in September 1994, he served as Statesman's Chief Financial Officer, Treasurer and Secretary. Mr. Matovina is a certified public accountant and has more than 25 years experience in the life insurance industry. Mr. Matovina's role as Chief Executive Officer of the Company as well as his years of experience in and extensive knowledge of the accounting and insurance industries led the Board of Directors to conclude that Mr. Matovina should serve as a director of the Company.

        Director since 2000. Age 58.

        Member: Executive and Investment Committees

        Gerard D. Neugent is the President and Chief Operating Officer of Knapp Properties, Inc., Des Moines, IA. His primary duties include dealing with real estate transactions, development and management. Mr. Neugent received his law degree from Drake University. Mr. Neugent's experience in real estate and business management as well as his legal background led the Board of Directors to conclude that Mr. Neugent should serve as a director of the Company.

        Director since 2010. Age 61.

Members of Our Board Not Standing for Election This Year

        Set forth below is information about our directors who are not standing for election at the Annual Meeting.

Class II Directors Whose Terms Expire at the 2014 Annual Meeting

        Joyce A. Chapman is a retired banker who worked over 35 years with West Bank, West Des Moines, Iowa. While at West Bank, Ms. Chapman served in various capacities related to bank administration and operations. Ms. Chapman has served in numerous positions of leadership in philanthropic and banking industry organizations. Ms. Chapman also serves as a director for West Bancorporation, Inc. Ms. Chapman's leadership experience in various organizations and her experience in the banking industry led the Board of Directors to conclude that Ms. Chapman should serve as a director of the Company.

        Director since 2008. Age 68.

        Member: Nominating and Corporate Governance Committee

        James M. Gerlach served as Executive Vice President of the Company from 1996 until his retirement on December 31, 2011. Prior to joining us, Mr. Gerlach served as Executive Vice President of American Life and Casualty Insurance Company ("American Life and Casualty") and as Executive Vice President and Treasurer of Vulcan Life Insurance Company, a subsidiary of American Life and Casualty. Mr. Gerlach has been active in the insurance industry for over 45 years. Mr. Gerlach's vast knowledge of the Company's operations as well as his years of experience in the insurance industry led the Board of Directors to conclude that Mr. Gerlach should serve as a director of the Company.

        Director since 1996. Age 71.

        Member: Executive and Investment Committees

        Robert L. Howe is the Lead Independent Director of the Board of Directors. He served the State of Iowa Insurance Division from 1964 to 2002 in various capacities. He was named Deputy Commissioner and Chief Examiner in 1985 and served in this position until his retirement in 2002. During this time, Mr. Howe was responsible for the financial oversight of 220 domestic insurance companies. Since his retirement, Mr. Howe has been a self-employed insurance consultant serving as a director of EMC National Life Company from 2003 until 2007, and from 2007 to present, Mr. Howe has served as a director of EMC Insurance Group. He also serves as the designated financial expert on the board of directors of EMC Insurance Group. Mr. Howe is a certified financial examiner, certified insurance examiner, certified government financial manager and accredited insurance receiver. Mr. Howe's experience in the financial oversight of insurance companies and his expertise in finance led the Board of Directors to conclude that Mr. Howe should serve as a director of the Company.

        Director since 2005. Age 70.

        Member: Executive and Audit Committees

        Debra J. Richardson has served as Executive Vice President and Secretary of the Company since January 1, 2009. Prior to that, Ms. Richardson served as Senior Vice President and Secretary of the Company since 1996. Ms. Richardson was employed by Statesman from 1977 through April 1996 serving in various positions including Vice President—Shareholder/Investor Relations. Ms. Richardson has been involved in the insurance industry for over 35 years. Ms. Richardson's experience as an executive of the Company and her years of involvement in the insurance industry led the Board of Directors to conclude that Ms. Richardson should serve as a director of the Company.

        Director since 2008. Age 56.

        Member: Executive and Investment Committees

Class III Directors Whose Terms Expire at the 2015 Annual Meeting

        David S. Mulcahy was elected to serve on the Company's Board of Directors on January 24, 2011. Mr. Mulcahy previously served as a member of the Company's Board of Directors from 1996 to 2006. Mr. Mulcahy currently serves as Chairman of the Board of Directors of Monarch Materials Group, Inc. Mr. Mulcahy is a certified public accountant and was a senior tax partner in the Des Moines office of Ernst & Young LLP, where he was employed from 1976 through 1994. Mr. Mulcahy's financial expertise, knowledge and experience in accounting and business management led the Board of Directors to conclude that Mr. Mulcahy should serve as a director of the Company.

        Director since 2011. Age 60.

        Member: Audit Committee

        David J. Noble serves as Executive Chairman of the Board of the Company and served as Chairman, Chief Executive Officer, President and Treasurer of the Company since its formation in 1995 until January 1, 2009. Mr. Noble was Chief Executive Officer of Statesman from 1982 through 1994 and was a director of Statesman (from 1975) and its President (from 1979) until he left to form our Company at the end of 1995. Mr. Noble has been active in the insurance industry for over 50 years. Mr. Noble is a director of Twenty Services, Inc. Mr. Noble's prior service as Chief Executive Officer, President and Treasurer of the Company gives him unique insights into the Company's challenges, opportunities and operations. This, along with his years of experience in the insurance industry, led the Board of Directors to conclude that Mr. Noble should serve as a director of the Company.

        Director since 1995. Age 81.

        Member: Executive and Investment Committees

        A. J. Strickland, III is the Thomas R. Miller Professor of Strategic Management in the Graduate School of Business at the University of Alabama and has been since 1969. Dr. Strickland is a director of Twenty Services, Inc. and a former director of Statesman. Dr. Strickland is also the co-author of many strategic management books and texts used at universities worldwide. In addition, he conducts frequent industry and competitive analyses of domestic and international firms. Dr. Strickland's extensive knowledge of strategic management and the finance industry arising from his academic experience led the Board of Directors to conclude that Dr. Strickland should serve as a director of the Company.

        Director since 1996. Age 71.

        Member: Compensation Committee

        Harley A. Whitfield, Sr. is an attorney who is of counsel to Whitfield & Eddy, P.L.C., Des Moines, Iowa. Mr. Whitfield was a partner with Whitfield & Eddy from 1956 through 1994. Mr. Whitfield served as corporate counsel for Statesman and its subsidiary companies for over 30 years. Mr. Whitfield's years of legal and business experience with Statesman as well as with other companies led the Board of Directors to conclude that Mr. Whitfield should serve as a director of the Company.

        Director since 1996. Age 82.

        Member: Audit, Compensation and Nominating and Corporate Governance Committees

 Proposal 2
Approval of 2013 Director Equity and Incentive Plan

        The Board of Directors has unanimously approved the 2013 Director Equity and Incentive Plan ("Director Plan"), subject to shareholder approval. The Director Plan is intended to benefit the Company and its shareholders by enhancing the Company's ability to attract and retain the services of experienced and highly qualified non-employee members of the Board of Directors and to align the interests of such individuals with those of the Company's shareholders by increasing their long-term financial stake in the Company's continued success through the use of stock options, restricted stock, restricted stock units and stock appreciation rights.

        The Director Plan provides for the issuance of awards to purchase a maximum of 250,000 shares of Common Stock to non-employee directors of the Company, of which there are currently nine. Unless sooner terminated by the Company's Board of Directors, the Director Plan will terminate on April 15, 2023 and no additional awards may be made under the Director Plan after that date.

        The following is a summary of certain provisions of the Director Plan. This summary is qualified by reference to the complete text of the Director Plan, which is attached as Appendix A to this Proxy Statement and is incorporated in this Proxy Statement by reference.

        Administration.    The Director Plan will be administered by an administrator who will initially be the Compensation Committee of the Board of Directors. Such administrator has the authority, subject to the provisions of the Director Plan, to interpret the Director Plan, determine who will receive awards under the Director Plan and the types and terms of such awards. The administrator has the authority to determine vesting criteria; provided that in no event will an award become exercisable following its expiration, termination or forfeiture.

        The administrator has the authority to adjust the number of shares available for awards, the number of shares or other property subject to outstanding awards, the terms and conditions of any outstanding awards and the exercise price for options and stock appreciation rights following the occurrence of events such as any stock split, merger, consolidation, recapitalization, stock repurchase, recapitalization or corporate transaction or event affecting the shares of Common Stock or the price per share.

        The Director Plan may be amended by the Board of Directors, except that, without the approval of the Company's shareholders, no amendment may increase the aggregate number of shares available for awards, extend the term of the plan, materially expand the types of awards available under the plan, change the scope of eligibility or allow repricing awards.

        Types of Equity Awards.    Options granted under the Director Plan will be non-qualified stock options and will entitle the optionee, upon exercise, to purchase shares of Common Stock from the Company at an exercise price per share no less than 100% of the fair market value of a share of Common Stock on the date the option is granted. The term of each option will not be more than 10 years from the date the option is granted.

        Restricted stock granted under the Director Plan will entitle the participant to shares of Common Stock subject to terms and conditions as determined by the administrator. The holder of restricted stock will have all rights of a shareholder with respect to such shares unless otherwise provided in the award agreement. Restricted stock may not be sold or encumbered until all restrictions are terminated or expired.

        Restricted stock units granted under the Director Plan will entitle the participant to a right to receive shares of Common Stock or cash subject to terms and conditions as determined by the administrator.

        Stock appreciation rights granted under the Director Plan will entitle the participant to receive an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the stock appreciation rights from 100% of the fair market value on the date of exercise by the number of stock appreciation rights that shall have been exercised. The term of each stock appreciation right will not be more than 10 years from the date the stock appreciation right is granted.

        Change of Control.    Unless otherwise provided in the award agreement, upon a change of control of the Company (as defined in the Director Plan), each award will become fully vested and, if applicable, exercisable and the restrictions, payment conditions and forfeiture conditions applicable to any award will lapse.

        Transferability.    No award under the Director Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. The administrator may, in its sole discretion, permit the awards to be transferred to a member of a participant's immediate family or to a trust or similar vehicle for the benefit of a participant's immediate family members.

        Death or Disability.    Unless the administrator or award agreement provides otherwise, if a participant's service as a director is terminated because of death or disability, his or her award privileges, including any awards the vesting of which have been accelerated by such death or disability, will expire unless exercised within one (1) year after the date that his or her service was terminated. All awards held by a participant immediately prior to the participant's death or termination of service as a director as a result of disability, to the extent not previously vested, will vest and become nonforfeitable.

        Governing Law.    The Director Plan and any programs and agreements under the Director Plan will be administered, interpreted and enforced under the internal laws of the State of Iowa without regard to conflicts of laws.

        Certain Federal Income Tax Consequences.    The following discussion addresses only the general federal income tax consequences relating to participation under the Director Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. Further, the summary below does not address the impact of state and local taxes, or the federal alternative minimum tax and is not intended as tax advice to participants under the Director Plan.

        Stock Options.    A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares of Common Stock over the exercise price for those shares, and we will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares of Common Stock will be treated as capital gains or losses, and the participant's basis in such shares will be equal to the fair market value of the shares at the time of exercise.

        Restricted Stock.    In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant and we will not be entitled to a tax deduction at that time, assuming that the shares of Common Stock are not transferable and that the restrictions create a "substantial risk of forfeiture" for federal income tax purposes. Upon the vesting of the shares of Common Stock subject to an award, the participant will realize ordinary income in an amount equal to the then fair market value of the shares of Common Stock, and we will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares of Common Stock will be treated as capital gains or losses, and the participant's basis in such shares will be equal to the fair market value of the shares at the time of vesting. A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to have income recognized at the date of grant of a restricted share award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, we will be entitled to a corresponding tax deduction in the year of grant. If the participant does not make an election pursuant to Section 83(b) of the Internal Revenue Code, cash dividends paid to the participant during the restriction period will be treated as ordinary income to the participant and we will be entitled to a corresponding tax deduction.

        Restricted Stock Units.    A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and we will not be entitled to a tax deduction at that time. The participant will generally have ordinary income at the time of settlement equal to the amount of cash received and the then fair market value of the distributed shares of Common Stock, and will have a tax basis in the shares equal to the amount of ordinary income recognized. We will then be entitled to a corresponding tax deduction.

        Stock Appreciation Rights.    A participant who has been granted a stock appreciation right will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. Upon the exercise of a stock appreciation right the amount of cash or the fair market value of any shares of Common Stock received will be taxable to the participant as ordinary income and we will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares of Common Stock will be treated as capital gains or losses, and the participant's basis in such shares will be equal to the fair market value of the shares at the time of exercise.

        New Plan Benefits.    Awards under the Director Plan will be made by the administrator in its discretion and depend on a number of factors, including the fair market value of our shares of Common Stock on future dates. Generally, the future awards that would be received under the Director Plan by our directors are discretionary and are therefore not determinable at this time. In fiscal year 2012, an aggregate of 112,000 options were granted to directors under the 2011 Director Stock Option Plan.

        The affirmative vote of a majority of the shares of the Company's common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for approval of this proposal.

        The Board of Directors unanimously recommends that you vote FOR approval of the 2013 Director Equity and Incentive Plan.

Proposal 3
Approval of Short-Term Performance Incentive Plan

        The Board of Directors of the Company approved the amended and restated Short-Term Performance Incentive Plan (the "Plan") on April 15, 2013 upon the recommendation of the Compensation Committee. The purpose of Plan, which replaces the short-term incentive plan in effect for prior years, is to attract, retain and motivate certain highly qualified employees with outstanding ability, by providing annual cash incentive opportunities based on the achievement of performance goals.

        The Company is seeking shareholder approval of the Plan so that it may preserve the tax deduction for the performance-based compensation payable under the Plan to the Chief Executive Officer and the four other most highly compensated executive officers that may otherwise exceed the deduction limit established by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). One of the conditions for qualification as "performance-based compensation" for U.S. tax purposes is that the shareholders must approve the material terms of the performance measures.

        The affirmative vote of a majority of the shares of the Company's common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for approval of this proposal. In the event the Plan is not approved by shareholders, the Compensation Committee has reserved the right to consider implementation of the Plan without shareholder approval, or to otherwise provide a cash incentive compensation opportunity to participants, as the Compensation Committee considers appropriate in the best interest of the Company.

        The following description of the Plan is a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Plan document, which is attached as Appendix B to this Proxy Statement.

        Type of Awards.    The Plan provides for annual performance awards to be payable in cash in accordance with the terms of the Plan.

        Administration.    The Compensation Committee, all of whose members are independent, outside directors, has the sole authority and responsibility to (i) determine the participants in the Plan and the incentive opportunity of such participant, (ii) establish the selected performance objectives, including the "threshold," "target," and "maximum" levels with respect to any covered award, (iii) establish the selected performance factors for an award year, (iv) determine whether and to what extent the selected performance objectives are satisfied, (v) reduce, amend or modify the terms of any incentive award (subject to certain limitations) and (vi) amend, modify or terminate the Plan. Decisions and actions of the Company, or, if applicable, the Compensation Committee, in connection with the construction, interpretation, administration or application of the Plan will be final, conclusive and binding on the participant.

        Participation and Eligibility.    Participants are employees of the Company (and any subsidiary of the Company that has adopted the Plan), who, in the judgment of the Compensation Committee, have contributed, are contributing or are expected to contribute to the creation of value for the Company and its shareholders. Designation as a participant will apply only for the award year and may include a partial year. As of April 15, 2013, nine employees were selected to participate in the Plan in 2013.

        Performance Objectives.    Each year within the first 90 days of the Company's fiscal year (which is the calendar year), the Compensation Committee will establish the selected performance objectives and the threshold, target and maximum levels of such selected performance objectives, provided that the outcome is substantially uncertain at the time the Compensation Committee actually establishes such factors and objectives. The performance objectives may be one or more objectively determinable measures related to invested assets, total assets, gross or net production, commissions, gross or net sales, revenues, operating income before income taxes, operating income, income before taxes, net income, operating income or net income per share (basic or diluted), return ratios (including return on assets or net assets, return on average equity, return on investment, return on capital and return on sales), cash flows (including but not limited to operating cash flows, investing cash flows or financing cash flows), market share, cost or expense reduction goals, margins (including one or more of gross, operating and net income margins), one or more operating ratios, borrowing levels, debt or leverage ratios, cost of capital, credit ratings, stock price, total return to stockholders, total stockholders' equity, book value or book value per share, economic value added, working capital and productivity improvements, acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances, spin-offs or split-ups and the like, reorganizations or recapitalizations, restructurings, financings (issuance of equity or debt), refinancings, regulatory achievements and implementation or completion of critical projects including business expansions, product diversification and new expanded market penetration. Performance objectives may be described in terms of Company (consolidated), subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria.

        Computation of Cash Incentive Awards.    The dollar value of an award made to a participant is computed based on the product of the participant's incentive opportunity (percentage of compensation as determined by the Compensation Committee), the participant's base salary as of the last day of the award year and the sum of the selected performance factors (the numerical factors, expressed as a percentage, corresponding to the actual achievement of the threshold, target and maximum selected performance objectives as determined by the Compensation Committee) for the award year. After the end of the award year, the Compensation Committee will certify levels of achievement of the selected performance objectives and pay out any earned awards in the form of cash payments. In order to be entitled to receive an incentive award for an award year, a participant must be actively employed or on an approved leave of absence as of the last day of the award year.

        Change in Control.    Upon the occurrence of a change in control, each participant who has not yet terminated employment with the Company and any subsidiaries shall be paid his or her incentive award, in cash, at the target level of performance or, if greater, the actual level of performance for the portion of the award year preceding the change in control.

        Adjustments.    The Compensation Committee may, without the consent of any affected participant, amend or modify the terms of any outstanding covered award so as to equitably reflect the impact of the following events on any selected performance objectives based on the financial performance of the Company (or any subsidiary or division thereof): (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices or tax laws; or (iv) any uninsured catastrophic losses or extraordinary non-recurring items.

        Maximum Amount.    The maximum amount that any participant may be paid with respect to an award year may not exceed $2 million.

        Amendment or Termination of the Plan.    The Compensation Committee may, in its discretion, amend, suspend or terminate the Plan at any time.

        Certain Federal Income Tax Consequences.    Compensation payable under the Plan will be taxable to participants as ordinary income (compensation) at the time of payment. The Company will generally be entitled to a corresponding compensation deduction in the year prior to payment and recognition as taxable income by the participant (unless the award is not paid by March 15 of the year following the year for which the award was earned).

        New Plan Benefits.    In March 2013, the Compensation Committee approved target awards to certain employees (including executive officers). The dollar value to be earned pursuant to these awards and all of the benefits under the Plan is based on future performance of the Company and the participant's base salary as of the end of the award year and, therefore, is not readily ascertainable.

        The Board of Directors unanimously recommends that you vote FOR approval of the Short-Term Performance Incentive Plan.

Proposal 4
Ratification of Appointment of Independent Registered Public Accounting Firm

        The Audit Committee has appointed KPMG LLP ("KPMG") as our independent registered public accounting firm for the year 2013. The Board of Directors requests that the shareholders ratify the appointment of KPMG. If the appointment of KPMG is not ratified by our shareholders, our Audit Committee will investigate the reasons for the shareholder rejection and will consider approving another independent registered public accounting firm.

        Fees paid to KPMG for its services during the last two fiscal years were:

	2012	2011
Audit fees(1)	$1,375,650	$1,288,000
Audit-related fees(2)	79,133	117,798
Tax fees	—	—
All other fees	—	—

Total	$1,454,783	$1,405,798

(1)
Audit fees include fees associated with the annual consolidated financial statements audit, audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, annual audits of certain of our subsidiaries and audits required by regulatory authorities.

(2)
Audit-related fees primarily include accounting consultations in connection with emerging accounting standards, employee benefit plan audits and other attest and related advisory services not required by statute or regulation.

        The Audit Committee is responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm. The Audit Committee has adopted policies and procedures for pre-approving services (audit and nonaudit) and all fees for services performed by the independent registered public accounting firm. These policies were adopted in compliance with SOX and rules adopted by the SEC thereunder. In accordance with such policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditors' independence. These services may include audit services, audit-related services, tax services and other services. Permissible non-audit services are usually limited to fees for tax services, accounting assistance or audits in connection with acquisitions and other services specifically related to accounting or audit matters such as comfort letters related to common stock or debt offerings and audits of employee benefit plans. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee specific pre-approval authority provided that the estimated fee for any such engagement does not exceed $25,000. The Chairman of the Audit Committee must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. Requests to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and our Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. In fiscal year 2012, all of the services and fees described above were pre-approved by the Audit Committee.

        We anticipate that representatives of KPMG will be present at the meeting, will be available to respond to questions concerning the 2012 audit and may make a statement if they so desire.

        The affirmative vote of a majority of the shares of the Company's common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for approval of this proposal.

        The Board of Directors unanimously recommends that you vote FOR the ratification of KPMG LLP as the independent registered public accounting firm for 2013.

Proposal 5
Advisory Vote on Executive Compensation

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires that we provide our shareholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules adopted by the SEC.

        As discussed in "Information Regarding Management and Certain Security Holders—Compensation Discussion and Analysis," our compensation policies and programs are designed to attract and retain highly qualified and motivated executive officers and employees, encourage and reward achievement of our annual and long-term goals and encourage executive officers and employees to become shareholders with interests aligned with those of other shareholders. The primary elements of compensation for most of our executive officers includes: (1) base pay; (2) incentive compensation pursuant to the Short-Term Performance Incentive Plan; and (3) long-term equity incentive compensation through stock options, restricted stock and restricted stock units. This compensation structure is central to the Company's ability to attract, retain and motivate individuals who can achieve superior financial results. Please refer to "Information Regarding Management and Certain Security Holders—Compensation Discussion and Analysis" for an overview of the compensation of the Company's named executive officers.

        We are asking for shareholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under "Information Regarding Management and Certain Security Holders—Compensation Discussion and Analysis," the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote on the following resolution:

  "RESOLVED, the shareholders of American Equity Investment Life Holding Company approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosures."

        This vote is advisory and therefore not binding on the Company, the Compensation Committee of the Board of Directors or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of the Company's shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those shareholders' concerns, and the Board of Directors and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

        The affirmative vote of a majority of the shares of the Company's common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for approval of this advisory proposal.

        The Board of Directors unanimously recommends that you vote FOR the approval of the compensation of the Company's named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

INFORMATION REGARDING MANAGEMENT
AND CERTAIN SECURITY HOLDERS

Security Ownership of Management and Certain Beneficial Owners

        The following table sets forth the beneficial ownership of our Common Stock as of March 31, 2013 by: (i) each director and nominee for director; (ii) our chief executive officer and each of our other four most highly compensated executive officers; (iii) all executive officers, directors and nominees for directors as a group; and (iv) each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock. On March 31, 2013, there were 63,781,210 shares of Common Stock outstanding.

	Shares Beneficially Owned(1)		Options and Convertible Securities included in Number of Shares Beneficially Owned(2)
Name of Beneficial Owner	Number	Percent
David J. Noble(3)	2,165,692	3.39%	140,000
John M. Matovina(4)	283,131	*	172,250
Ted M. Johnson(4)	99,179	*	71,000
Debra J. Richardson(4)	313,344	*	187,250
Ronald J. Grensteiner(4)(5)	175,716	*	99,750
Joyce A. Chapman	10,650	*	10,000
Alexander M. Clark(6)	25,000	*	10,000
James M. Gerlach	373,348	*	154,750
Robert L. Hilton	59,000	*	23,000
Robert L. Howe	25,500	*	20,000
David S. Mulcahy(5)	22,814	*	—
Gerard D. Neugent(7)	61,303	*	—
A. J. Strickland, III	223,000	*	23,000
Harley A. Whitfield, Sr.	22,000	*	—
All executive officers, directors and nominees for director as a group (17 persons)	3,905,627	6.04%	926,000
5% Owners:
Dimensional Fund Advisors LP
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746(8)	5,115,383	8.02%	—
Goldman Sachs Asset Management
200 West Street
New York, NY 10282(9)	4,436,715	6.96%	—
TimesSquare Capital Management, LLC
1177 Avenue of the Americas, 39th Floor
New York, NY 10036(10)	3,403,550	5.34%	—
BlackRock, Inc
40 East 52nd Street
New York, NY 10022(11)	3,189,406	5.00%	—

*
*Less than 1%.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable.

(2)
This column includes stock options granted pursuant to the 2000 Employee Stock Option Plan, the 2000 Directors Stock Option Plan, the 2009 Employee Incentive Plan and the 2011 Directors Stock Option Plan.

(3)
Mr. Noble's ownership includes 837,995 shares held in a living trust, 525,000 shares held in a charitable remainder trust of which he and Ms. Richardson are co-trustees, 240,000 shares held by Noble Enterprises, LP, 237,000 shares held by Twenty Services, Inc., 66,461 shares held in the American Equity Officers Rabbi Trust, 49,314 shares held in our 401(k) savings plan, 7,407 shares held in the Noble Charitable Trust and 4,488 shares held in our Employee Stock Ownership Plan ("ESOP"). Mr. Noble's revocable trust is a General Partner of Noble Enterprises, LP and Mr. Noble beneficially owns 52% of Twenty Services, Inc.

(4)
Mr. Matovina's ownership includes 5,188 shares held in our ESOP. Mr. Johnson's ownership includes 4,889 shares held in our ESOP. Ms. Richardson's ownership includes 31,140 shares held in the American Equity Officers Rabbi Trust, 19,550 shares held in our 401(k) savings plan, 11,350 shares held in a charitable lead trust of which she is the trustee and 5,170 shares held in our ESOP. Mr. Grensteiner's ownership includes 16,884 shares held in our 401(k) savings plan and 4,691 shares held in our ESOP.

(5)
In addition to the shares reflected in this table, Mr. Grensteiner and Mr. Mulcahy have non-qualified deferred compensation agreements with us pursuant to which they will receive shares of Common Stock on a deferred payment basis for services rendered during our initial start-up period. Under this agreement, Mr. Grensteiner is entitled to receive 4,500 shares and Mr. Mulcahy is entitled to receive 28,125 shares.

(6)
Mr. Clark has pledged 5,000 shares of Common Stock as margin collateral.

(7)
Mr. Neugent holds 60,303 shares of Common Stock in a trust of which he is the trustee.

(8)
Based on the Schedule 13G/A filed with the SEC on February 11, 2013, by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP reported sole voting power with respect to 5,040,592 shares, sole dispositive power with respect to 5,115,383 shares and no shared voting or dispositive power.

(9)
Based on the Schedule 13G/A filed jointly with the SEC on February 14, 2013, by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (together, "Goldman Sachs Asset Management"). Goldman Sachs Asset Management reported shared voting power with respect to 4,139,291 shares, shared dispositive power with respect to 4,436,715 shares and no sole voting or dispositive power.

(10)
Based on the Schedule 13G filed with the SEC on February 11, 2013, by TimesSquare Capital Management, LLC. TimesSquare Capital Management, LLC reported sole voting power with respect to 3,211,150 shares, sole dispositive power with respect to 3,403,550 shares and no shared voting or dispositive power.

(11)
Based on the Schedule 13G filed with the SEC on January 30, 2013, by BlackRock, Inc. BlackRock, Inc. reported sole voting power with respect to 3,189,406 shares, sole dispositive power with respect to 3,189,406 shares and no shared voting or dispositive power.

Corporate Governance

        The Company is committed to the highest standards of business conduct in our relationships with each other and with our customers, agents, national marketing organizations, suppliers, shareholders and others. This requires that we conduct our business in accordance with all applicable laws and regulations and in accordance with the highest standards of business conduct. The Company has established a Code of Business Conduct and Ethics (the "Code of Ethics") to assure uniformity in standards of conduct. The Code of Ethics applies to all of the Company's directors, officers and employees. The Code of Ethics is available under "Corporate Governance" accessible through the "Investor Relations" link on the Company's website at www.american-equity.com. In addition, a copy of the Code of Ethics is available in print. Requests for such should be sent to the Corporate Secretary at 6000 Westown Parkway, West Des Moines, Iowa 50266.

Board Leadership Structure

        Mr. Noble serves as Executive Chairman of the Board of Directors. Prior to January 1, 2009, Mr. Noble served as Chairman, Chief Executive Officer, President and Treasurer of the Company. The Company chose to separate the roles of Chief Executive Officer and Executive Chairman of the Board due to the increased responsibilities brought by the growth of the Company. As Executive Chairman of the Board, Mr. Noble's focus is on the strategic direction of the Company. Mr. Noble's history as our founder and his strategic experience made him the appropriate leader of the Board. In 2009, the Company created the role of "Lead Independent Director" and appointed Mr. Howe to such position. The Lead Independent Director works with the Executive Chairman of the Board, Chief Executive Officer and other members of the Board of Directors to provide independent oversight of the Company. Among other things, Mr. Howe serves as principal liaison among the Executive Chairman of the Board, the independent directors and senior management. Mr. Howe also chairs executive sessions of the independent directors.

Board of Director's Oversight of Risk Management

        The Company's Board of Directors administers its risk oversight function directly and through the committees of the Board of Directors. The involvement of the Board of Directors in setting the Company's business strategy is a key part of its assessment of management's approach to risk and allows the Board of Directors to understand and determine what level of risk is appropriate for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. For example, the Audit Committee focuses on financial risk, including internal controls. Additionally, the Company's Compensation Committee is responsible for creating incentives that encourage a level of risk-taking behavior consistent with the Company's business strategy. Finally, the Investment Committee manages the risks involving the Company's assets and liabilities and investment policies and activities.

        The Company has a Disclosure Committee comprised of (i) the Audit Committee Chair, who also serves as Chairman for the Disclosure Committee, (ii) the Chief Financial Officer, (iii) the Vice President—Accounting/Controller, (iv) the General Counsel and (v) the Secretary of the Company. The purpose of the Disclosure Committee is to assist senior officers of the Company to fulfill the Company's and their responsibilities regarding the identification and disclosure of material information about the Company and the accuracy, completeness and timeliness of the Company's financial reports, SEC reports and press releases. The Disclosure Committee is governed by a written charter approved by the Board of Directors. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request.

 Majority of Independent Directors

        Our Board of Directors includes twelve members and it has affirmatively determined that the following seven are independent under the requirements of SOX and the NYSE Rules:

Joyce A. Chapman

Alexander M. Clark

Robert L. Hilton

Robert L. Howe

David S. Mulcahy

A. J. Strickland, III

Harley A. Whitfield, Sr.

        Harley A. Whitfield, Sr. is retired from the law firm of Whitfield & Eddy, P.L.C., a firm we utilize for certain legal services. Mr. Whitfield retains honorary status as "of counsel" with Whitfield & Eddy, but provides no services and receives no compensation in this capacity. The aggregate amount of fees we pay to Whitfield & Eddy annually are immaterial in amount both to us and to Whitfield & Eddy.

        The independent directors meet in executive session as a part of all regular quarterly meetings of the Board of Directors. At each such executive session, the Lead Independent Director presides over such sessions. The Board of Directors has adopted Corporate Governance Guidelines which are posted on our website at www.american-equity.com and are also available in print for any shareholder upon request.

        Any interested parties desiring to communicate with a member (or all members) of the Board of Directors regarding the Company may directly contact such directors by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All mail correspondence should be sent to the Corporate Secretary at 6000 Westown Parkway, West Des Moines, Iowa 50266. All electronic correspondence should be sent to the Corporate Secretary at drichardson@american-equity.com. All correspondence received by the Corporate Secretary will be categorized and then forwarded to the Board of Directors, the individual director or any group or committee of directors.

Compensation of the Board of Directors

        Directors who are our employees receive no compensation for their services as directors. Each member of the Board of Directors who is not an employee of the Company receives (i) $1,667 per month payable quarterly and (ii) $1,500 per meeting for attending meetings of the Board of Directors or meetings of committees of the Board of Directors ($500 per meeting for telephonic meetings), plus reimbursement of expenses for attending such meetings. Each Chair of a committee who is not an employee of the Company also receives $1,000 per quarter with the exception of the Chair of the Audit Committee who receives $3,000 per month payable quarterly. In addition, members of the Audit Committee receive an additional $1,000 per quarter with the exception of the Chair of the Audit Committee. The Lead Independent Director receives $5,000 per quarter.

        Under the 2000 and 2011 Director Stock Option Plans, directors who are not employees may receive grants of options to purchase shares of our Common Stock. All options granted have an exercise price equal to the closing public market value of the shares on the date of grant. As of December 31, 2012, an aggregate of 207,000 options have been granted under the 2000 Director Stock Option Plan, 6,000 of which have been exercised, 20,000 of which have been forfeited, with 181,000 options outstanding and no options available for future grants as the plan has terminated. As of December 31, 2012, an aggregate of 232,000 options have been granted under the 2011 Director Stock Option Plan, all of which were outstanding, and 18,000 options were available for future grants. The directors are encouraged to be shareholders of the Company although there is no written policy requiring the directors to have a specified level of share ownership.

        The following table provides compensation information for 2012 for each member of the Board of Directors that was not an employee of the Company:

2012 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Joyce A. Chapman	23,500	70,980	94,480
Alexander M. Clark	20,500	70,980	91,480
James M. Gerlach	23,500	—	23,500
Robert L. Hilton	36,000	70,980	106,980
Robert L. Howe	64,000	70,980	134,980
David S. Mulcahy	41,500	70,980	112,480
Gerard D. Neugent	23,500	70,980	94,480
A. J. Strickland, III	33,500	70,980	104,480
Harley A. Whitfield, Sr.	38,500	70,980	109,480

(1)
Amounts reflect for each option award, the aggregate grant date fair value pursuant to Financial Accounting Standards ("FAS") Accounting Standards Codification ("ASC") Topic 718. For a discussion regarding the assumptions made in the valuation of the option awards, please see Footnote 11 Retirement and Share-Based Compensation Plans in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2012. On June 7, 2012, Ms. Chapman, Mr. Clark, Mr. Hilton, Mr. Howe, Mr. Mulcahy, Mr. Neugent, Dr. Strickland and Mr. Whitfield each received options to purchase 14,000 shares of our Common Stock. The per share fair value at the grant date was $5.07. The vesting period for the options is thirty-six months.

Meetings and Committees of the Board of Directors

        The Board of Directors met five times in 2012, and each of the directors attended at least 75% of the meetings of the Board of Directors. We currently have five permanent committees described below. Each of the committee members attended at least 75% of the committee meetings. Under our Corporate Governance Guidelines, which are posted on our website at www.american-equity.com and are also available in print for any shareholder upon request, a director is invited and encouraged to attend the Annual Meeting. All of the directors, with the exception of Alexander M. Clark and A.J. Stickland, III, attended the Annual Meeting of Shareholders held June 7, 2012.

        The Executive Committee performs the following functions, among others: (i) except as prohibited by applicable law, exercises, between meetings of our Board of Directors, all of the powers and authority of the Board of Directors in our direction and management; (ii) reviews corporate matters presented, or to be presented, to our Board; and (iii) makes recommendations to the Board of Directors on policy matters. The Executive Committee is comprised of James M. Gerlach, Robert L. Howe, John M. Matovina, David J. Noble, and Debra J. Richardson and they met three times in 2012.

        The Audit Committee performs the following functions, among others: (i) assists the Board of Director's oversight of (a) the integrity of our financial statements and systems of internal control over financial reporting; (b) our compliance with legal and regulatory requirements as they pertain to the financial statements and annual audit process; (c) our independent registered public accounting firm's qualifications and independence; and (d) the performance of our independent registered public accounting firm and our internal audit function; and (ii) prepares the annual report required to be prepared by the Audit Committee pursuant to the rules of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The Audit Committee met five times in 2012.

        The Audit Committee is comprised of four independent directors: Robert L. Hilton, Robert L. Howe, David S. Mulcahy and Harley A. Whitfield, Sr. The Audit Committee must include only directors who satisfy the independence requirements under SOX and the NYSE Rules. In addition, all Audit Committee members must have the ability to read and understand financial statements. The Board of Directors has determined that all members of the Audit Committee meet such standards. In addition, the Board of Directors has determined that Mr. Howe and Mr. Mulcahy are "audit committee financial experts," as that term is defined under SOX.

        The Compensation Committee performs the following functions, among others: (i) oversees our compensation and benefit plans and practices related to our Executive Chairman and Chief Executive Officer; (ii) makes recommendations to the Board of Directors with respect to other senior officers' compensation, incentive compensation and equity-based plans; and (iii) produces an annual report on executive compensation disclosures as required by the SEC. The Compensation Committee is governed by a written charter approved by the Board of Directors. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The annual report of the Compensation Committee is set forth below. The Compensation Committee met five times in 2012.

        The Compensation Committee engages an independent compensation consultant, Pearl Meyer & Partners ("Pearl Meyer"), to provide advice and data with respect to compensation benchmarking and market practices. In 2012, Pearl Meyer worked with the Compensation Committee to develop recommendations regarding (i) base salaries of executive officers, (ii) the structure of the Company's Short-Term Performance Incentive Plan and (iii) long-term incentive compensation awards under the Company's 2009 Employee Incentive Plan.

        The Compensation Committee is comprised of three independent directors: Robert L. Hilton, A. J. Strickland, III and Harley A. Whitfield, Sr. Under the NYSE Rules, the Compensation Committee must be composed entirely of independent directors. The Board of Directors has determined that all members of the Compensation Committee meet such standard.

        The Investment Committee performs the following functions, among others: (i) manages our assets; (ii) makes recommendations to our Board of Directors regarding investment policy; and (iii) reviews procedures and practices relating to our investment activities. The Investment Committee is comprised of James M. Gerlach, John M. Matovina, David J. Noble and Debra J. Richardson. The Investment Committee reports to the full Board of Directors at each regular meeting of the Board of Directors.

        The Nominating and Corporate Governance Committee performs the following functions, among others: (i) identifies and recommends candidates to fill positions on the Board of Directors; (ii) screens qualifications and backgrounds of director candidates; (iii) develops and recommends corporate governance principles for the Company as required by law; and (iv) evaluates the Board of Directors as a whole. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The Nominating and Corporate Governance Committee met once in 2012.

        The Nominating and Corporate Governance Committee is comprised of three independent directors: Joyce A. Chapman, Robert L. Hilton and Harley A. Whitfield, Sr. Under the NYSE Rules, the Nominating and Corporate Governance Committee must be composed entirely of independent directors. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee meet such standard.

Information Regarding the Company's Process for Identifying Director Nominees

        The Company is committed to having a Board of Directors comprised of individuals who are accomplished in their fields, have the ability to make meaningful contributions to the Board of Director's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

        To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and in accordance with the requirements of our Amended and Restated Bylaws.

        The Nominating and Corporate Governance Committee may apply several criteria in identifying nominees. At a minimum, the committee shall consider (i) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Director's oversight of our business and affairs and (ii) the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Nominating and Corporate Governance Committee may consider include a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with us and independence from management. The Nominating and Corporate Governance Committee also may seek to have the Board of Directors represent a diversity of backgrounds and experience.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised of Robert L. Hilton, A. J. Strickland, III and Harley A. Whitfield, Sr. The Board of Directors has affirmatively determined Mr. Hilton, Dr. Strickland and Mr. Whitfield are all independent under the requirements of SOX and the NYSE Rules. No member of the Compensation Committee had any relationship requiring disclosure under Certain Relationships and Related Person Transactions. Furthermore, none of the Company's Compensation Committee members has ever been an officer or employee of the Company or any of our subsidiaries, and during our last fiscal year, none of our executive officers served on the compensation committee or board of directors of any company that had one or more executive officers who served on our Board of Directors or our Compensation Committee.

Audit Committee Disclosures

        The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight of the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's financial reporting process, the preparation, presentation and integrity of the Company's financial statements and the systems of internal control, including disclosure controls and procedures and internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as issuing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing the conduct of these activities and for supervising the relationship between the Company and the independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee meets regularly with management and the independent registered public accounting firm, both jointly and separately.

        The Audit Committee reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2012, with management and KPMG, the Company's independent registered public accounting firm. The Audit Committee also reviewed Management's Report on Internal Control over Financial Reporting and KPMG's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K for 2012 filed with the SEC.

        The Audit Committee discussed with KPMG the matters required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board. The Audit Committee received the written disclosures and letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. KPMG confirmed in its letter that it is independent of the Company under all relevant professional and regulatory standards.

        Based on the review and discussions with management and KPMG referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the year ended December 31, 2012 be included in the Company's Annual Report on Form 10-K for 2012 filed with the SEC.

        As specified in the Audit Committee charter, the Audit Committee is not responsible for preparing or certifying financial statements, for planning or conducting audits or for determining that the Company's financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. Such matters are the responsibility of management, and where applicable, the independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and (ii) the report of KPMG with respect to such consolidated financial statements.

AUDIT COMMITTEE David S. Mulcahy, Chair Robert L. Hilton Robert L. Howe Harley A. Whitfield, Sr.

Executive Officers

        Executive officers of the Company do not have fixed terms but serve at the pleasure of the Board of Directors. The executive officers of the Company are:

        David J. Noble (age 81) serves as Executive Chairman of the Board of the Company and served as Chairman, Chief Executive Officer, President and Treasurer of the Company since its formation in 1995 until January 1, 2009. Mr. Noble was Chief Executive Officer of Statesman from 1982 through 1994 and was a director of Statesman (from 1975) and its President (from 1979) until he left to form our Company at the end of 1995. Mr. Noble has been active in the insurance industry for over 50 years. Mr. Noble is a director of Twenty Services, Inc.

        John M. Matovina (age 58) has served as Vice Chairman, Chief Executive Officer and President of the Company since June 27, 2012. He served as Vice Chairman, Chief Financial Officer and Treasurer of the Company from January 1, 2009 until June 27, 2012 and as our Vice Chairman since June 2003. Mr. Matovina was a private investor and a financial consultant to us from 1997 to 2003. From November 1983 through November 1996, he was a senior financial officer of Statesman and many of its subsidiaries, and, prior to Statesman's acquisition in September 1994, he served as Statesman's Chief Financial Officer, Treasurer and Secretary. Mr. Matovina is a certified public accountant and has more than 25 years experience in the life insurance industry.

        Ted M. Johnson (age 43) has served as Chief Financial Officer and Treasurer of the Company since June 27, 2012. He served as Vice President—Controller of the Company from August of 2001 to June 27, 2012. Mr. Johnson was previously a senior manager with Ernst & Young LLP where he was employed from 1992 until August of 2001 working primarily on audit clients in the insurance industry. Mr. Johnson is a certified public accountant and has over 20 years of experience in the life insurance industry.

        Debra J. Richardson (age 56) has served as Executive Vice President and Secretary of the Company since January 1, 2009. Prior to that, Ms. Richardson served as Senior Vice President and Secretary of the Company since 1996. Ms. Richardson was employed by Statesman from 1977 through April 1996 serving in various positions including Vice President—Shareholder/Investor Relations. Ms. Richardson has been involved in the insurance industry for over 35 years.

        Ronald J. Grensteiner (age 50) has served as President of American Equity Investment Life Insurance Company, our primary wholly-owned life insurance subsidiary ("American Equity Life"), since January 2009. Prior to that, Mr. Grensteiner served as Senior Vice President of Marketing for American Equity Life since 1996. Prior to joining American Equity Life, Mr. Grensteiner was a senior marketing officer of American Life and Casualty. He has more than 25 years of experience in the insurance industry.

        William R. Kunkel (age 56) has served as Executive Vice President—Legal and General Counsel since December 28, 2012. Prior to joining the Company, Mr. Kunkel was a partner in the Chicago office of Skadden, Arps, Slate, Meagher and Flom LLP ("Skadden Arps") until his retirement in June 2012. Mr. Kunkel joined Skadden Arps in 1984 upon the founding of its Chicago Office and his practice concentrated on mergers and acquisitions, corporate finance, and other corporate governance and securities matters. Mr. Kunkel has represented public and private companies in many industries and has received numerous recognitions for his professional work. Mr. Kunkel has more than 30 years of experience representing companies in the insurance and financial services industries.

        Jeffrey D. Lorenzen (age 47) has served as Senior Vice President and Chief Investment Officer since February 2009. Prior to joining the Company, Mr. Lorenzen was the President and Chief Investment Officer of WB Capital Management Inc., a wholly-owned subsidiary of West Bancorporation, Inc. Mr. Lorenzen also served on the board of directors of WB Capital Management Inc. and was a member of the management committee of West Bancorporation. Prior to 2006,

Mr. Lorenzen was President and Chief Investment Officer of Investors Management Group, where he spent 14 years in a variety of investment leadership positions. Mr. Lorenzen started his career at Statesman as a high-yield credit analyst in 1989. Mr. Lorenzen has more than 20 years of experience in the insurance industry.

        Scott A. Samuelson (age 40) has served as Vice President—Controller of the Company since June 27, 2012. Prior to that, Mr. Samuelson served as Assistant Vice President—Assistant Controller of the Company since September 2010. Prior to joining the Company, Mr. Samuelson was a senior manager with Ernst & Young LLP where he was employed from 1995 until September of 2010 working primarily on audit clients in the insurance and financial services industries. Mr. Samuelson is a certified public accountant and has over 17 years experience in the life insurance industry.

Compensation Discussion and Analysis

        Our compensation policies and programs are designed to:

  •
  attract and retain highly qualified and motivated executive officers and employees;

  •
  encourage and reward achievement of our annual and long-term goals; and

  •
  encourage executive officers and employees to become shareholders with interests aligned with those of other shareholders.

        Say-on-Frequency Vote.    At our 2011 annual meeting, our shareholders had the opportunity to cast an advisory vote (a "say-on-frequency" proposal) on how often the Company should include a say-on-pay proposal in its proxy statements for future annual meetings. Shareholders had the choice of voting to have the say-on-pay vote every year, every two years or every three years. The frequency receiving the highest number of votes was every year. In light of this recommendation from our shareholders, as well as other factors, our board of directors has determined that we will hold an annual shareholder advisory vote with respect to the compensation of our named executive officers.

        At our annual meeting of shareholders held on June 7, 2012, our shareholders cast an advisory vote (a "say-on-pay" proposal) to approve the compensation of our named executive officers as disclosed in our proxy statement for that meeting. Shareholders approved the say-on-pay proposal by the affirmative vote of 97.09% of the shares cast on that proposal. While the Compensation Committee believes this affirms shareholders' support of the Company's approach during 2011 to executive compensation, and therefore the Compensation Committee did not materially change its approach to executive compensation in 2012, the Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for our named executive officers.

        General.    The primary elements of compensation for the named executives in this proxy statement include:

  •
  Base pay;

  •
  Short-term incentive compensation pursuant to the Short-Term Performance Incentive Plan; and

  •
  Long-term equity incentive compensation through stock options, restricted stock and restricted stock units.

        Base Pay.    As discussed above, the Compensation Committee engages Pearl Meyer to provide advice and data with respect to compensation benchmarking and market practices. To develop a blended market consensus base salary for each of the positions of the named executives, Pearl Meyer utilized proxy data from 13 insurance companies having total assets in 2011 from $4.4 billion to $35.1 billion (American Financial Group, Inc., CNO Financial Group Inc., Reinsurance Group of

America, Inc., Symetra Financial Corporation, American National Insurance, Berkley (WR) Corporation, Torchmark Corporation, StanCorp Financial Group, Inc., Transatlantic Holdings, Inc., FBL Financial Group, Inc., National Western Life Insurance Company, Horace Mann Educators Corporation, Kansas City Life Insurance Company). Pearl Meyer also utilized public and private survey data from 2011 for the financial service and insurance industries of companies having total assets targeted at $30 billion.

        The Compensation Committee has positioned base salaries approximately between the 25th and 50th percentile of the peer group levels for our named executive officers with the objective of having such salaries approximate the 50th percentile. In determining specific salaries for individuals, the Compensation Committee considers the executive's length of service in the position and experience. For our Executive Chairman, Mr. Noble and Chief Executive Officer, Mr. Matovina, the Compensation Committee considers the combined salaries of the two positions in its evaluation of their base salaries. Consistent with the foregoing, the Compensation Committee recommended, and the Board of Directors approved, the following base salaries effective July 1, 2012: Mr. Noble—$760,000; Mr. Matovina—$650,000; Mr. Johnson—$390,000; Ms. Richardson—$470,000 and Mr. Grensteiner—$405,000.

        Short-Term Incentive Compensation.    On March 9, 2012, the Compensation Committee approved the structure of the 2012 short-term incentive compensation program pursuant to the Short-Term Performance Incentive Plan (the "2012 Plan") for senior management personnel, which includes the named executives. Under the 2012 Plan, each named executive had a threshold, target and maximum incentive opportunity expressed as a percentage of base salary. These earning opportunities were tied to threshold, target and maximum performance goals established with respect to Invested Asset Growth and Return on Average Equity ("ROAE"), based on operating income and average stockholders' equity excluding accumulated other comprehensive income ("AOCI"), for fiscal 2012. Management and the Compensation Committee believe that the combination of growth and returns create the proper focus and alignment for maximizing short-term and long-term shareholder value creation. For purposes of calculating any incentive awards under the 2012 Plan, Invested Asset Growth was weighted 50% and ROAE was weighted 50%. For any awards earned under the 2012 Plan, 70% of such award was paid in cash and 30% was paid in restricted stock. The portion paid in restricted stock is subject to cliff vesting three years from the grant date (other than grants to retirement eligible individuals which vest upon attainment of age 65 and following 10 years of service with the Company) in order to mitigate any risk of focusing only on short-term performance and to create an additional retention mechanism for key personnel.

        For the named executives, the 2012 Plan created a target award opportunity equal to 40% of base salary. The maximum award opportunity for the named executives was equal to 80% of base salary, which management and the Compensation Committee believes is competitive and appropriate without creating an incentive to take undue or unnecessary risk that could materially harm the Company. The threshold, target and maximum goals under the 2012 Plan were $2.2 billion, $2.5 billion and $3.3 billion, respectively for Invested Asset Growth and 11%, 12% and 14%, respectively for ROAE. The actual results for 2012 were Invested Asset Growth of $3.1 billion and ROAE of 11.1%. The results under the 2012 Plan resulted in an award to each of the named executives equal to 45.5% of base salary, adjusted to reflect changes in a Participant's job classification during the award year.

        On March 11, 2013, the Compensation Committee approved the structure of the 2013 short-term incentive compensation program for senior management personnel, which includes the named executives, pursuant to the amended and restated Short-Term Performance Incentive Plan (the "Plan"), a copy of which is included in this proxy statement. The short-term incentive compensation for fiscal year 2013 will be paid, if earned, in cash pursuant to the Plan and is tied to threshold, target and maximum performance goals established with respect to Invested Asset Growth, weighted at 50%, and ROAE (based on operating income and average stockholders' equity excluding AOCI and fair value changes in derivatives and embedded derivatives), weighted at 50%, with threshold, target and maximum award opportunities for fiscal year 2013 at 15%, 30% and 60% of base salary respectively.

        The specific performance goals for 2013 under the Plan will be disclosed in next year's Proxy Statement. However, at the time the performance goals were approved by the Compensation Committee, it was believed that the performance targets reflected an appropriate degree of stretch but that they were attainable based on successful execution of the Company's business plan and the realization of macro-economic and stock market conditions reasonably aligned with the Company's near term expectations.

        Long-Term Incentive Compensation.    Other than the restricted stock awards granted in connection with the 2012 short-term incentive compensation program described above, the Company did not grant any equity-based awards in 2012. With respect to 2013, on March 11, 2013, the Compensation Committee approved long-term incentive compensation in the form of restricted stock units granted under the Company's 2009 Employee Incentive Plan. The unit awards are tied to threshold and target performance goals for the three year period ended December 31, 2015, established with respect to Invested Asset Growth, Operating Income and ROAE (based on operating income and average stockholders' equity excluding AOCI and fair value changes in derivatives and embedded derivatives), each weighted at 33 1/3%, with threshold and target award opportunities at 15% and 30%, respectively, of current base salary. The number of restricted stock units granted was equal to 30% of current base salary divided by the closing price of the Company's common stock on March 11, 2013. Fifty percent of the restricted stock units granted will be earned if we meet threshold performance goals, and 100% of the restricted stock units granted will be earned if we meet target performance goals. At the time the performance goals were approved by the Compensation Committee, it was believed that the performance targets reflected an appropriate degree of stretch but that they were attainable based on successful execution of the Company's business plan and the realization of macro-economic and stock market conditions reasonably aligned with the Company's expectations.

        Stock Ownership and Long-Term Equity Compensation.    We emphasize long-term equity compensation in our total compensation package for all employees and particularly for senior officers. We believe this helps align the interests of such employees and officers with shareholders and creates an incentive to build our Common Stock value through growth in profitability targets including gross spread earnings on our annuity liability reserves, net operating earnings and return on operating earnings on average equity. Senior officers of the Company are encouraged to own shares of our Common Stock. Although no particular level of stock ownership is required, each of the named executives holds stock in amounts significant to his or her individual net worth. In addition, long-term equity compensation has been provided in the form of stock options, restricted stock and restricted stock units granted under employee stock option and incentive plans adopted by our Board of Directors and approved by the shareholders.

        All options granted under our employee stock option plans have an exercise price equal to the closing public market value of the shares on the date of grant. There has been no backdating. All options granted under our employee stock option plans have vesting periods of either six months or thirty-six months and may be exercised for a period of no more than ten years from the date of grant. The maximum number of shares subject to stock options which may be granted to any employee in any one year is 75,000. The exercise price of an option may be paid in cash, Common Stock or by a promissory note, to the extent permitted by law. We have also established a "cashless exercise" arrangement whereby an optionee delivers an exercise notice and irrevocable instructions to an approved registered broker to sell shares and deliver the exercise price in cash to us.

        In addition to the performance based restricted stock units granted on March 11, 2013 as described above, on that same date, the Compensation Committee also granted shares of restricted stock to certain Company employees, including the Company's named executive officers, pursuant to the Company's 2009 Employee Incentive Plan. The number of shares of restricted stock granted was equal to 10% of current base salary divided by the closing price of the Company's common stock on March 11, 2013. These restricted stock awards are subject to a three year cliff vesting period.

        Change in Control, Separation and Retirement Arrangements.    We have no written employment contracts or separation agreements with any of our named executive officers other than Mr. Noble's Retirement Benefit Agreement which was approved in June 2009 and March 2010 by the Compensation Committee, as amended, and filed on a Form 8-K on April 2, 2010. The Retirement Benefit Agreement provides certain retirement benefits to Mr. Noble in recognition of his past services to the Company and in consideration for his consent to certain post-termination obligations. The terms of this agreement were negotiated in consultation with and following input from Pearl Meyer, the Compensation Committee's compensation consultant. Specifically, the consultant reviewed multiple drafts of the Retirement Benefit Agreement and provided guidance as to specific terms based on its experience with similar agreements. In the event of Mr. Noble's retirement, the Retirement Benefit Agreement provides that Mr. Noble will receive a monthly benefit of $63,333 or such higher amount which reflects one-twelfth of Mr. Noble's annual base salary as in effect at the time of his retirement for five years following his retirement for a total of 60 monthly installments (the "Retirement Benefit"); provided, however, that if Mr. Noble dies before all 60 monthly installments have been paid, then (a) if at the time of his death he is married, his wife will receive the monthly payments until the earliest of (i) the 24-month anniversary of Mr. Noble's death, (ii) her death and (iii) such time as all 60 monthly installments have been paid; or (b) if Mr, Noble dies without a surviving spouse, the payment of the Retirement Benefit will cease upon his death. In addition, during his lifetime, Mr. Noble will continue to receive health benefits generally available to the Company's senior executive officers under various Company benefit plans. The Agreement also contains confidentiality, non-competition and non-solicitation provisions which continue for two years following Mr. Noble's retirement.

        To promote retention of senior officers, we have entered into change in control agreements with a small group of our executives including each of the named executives except Mr. Noble. With certain exceptions, an executive is entitled to payments for a period of twenty-four or thirty-six months following a change in control if his or her employment is terminated for certain reasons within twenty-four or thirty-six months following a change in control. Such payments are equal to two or three times the amount of the executive's base salary plus "target annual bonus" as defined below in "Potential Payments Upon Change in Control." These agreements also provide for the continuation of health, dental and life insurance benefits during the twenty-four and thirty-six month periods. If payments under these agreements become subject to the "golden parachute" excise tax imposed by Internal Revenue Code ("the Code") Sections 280G and 4999, certain named executives will be entitled to receive an additional "gross-up" payment that is sufficient to pay the golden parachute excise tax and all other taxes, interest and penalties associated with the excise tax and gross-up payment while other named executives will have their payments and benefits reduced to the highest amount that could be paid without triggering Section 280G of the Code or, if greater, receive the after-tax amount of their payment and benefits taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes. During the term of the agreement and during the period in which the executive is entitled to continued salary payments, the executive may not (i) solicit or entice any other employee to leave us or our affiliates to go to work for any competitor, or (ii) request or advise a customer or client of ours or our affiliates to curtail or cancel its business relationship with us or our affiliates.

        Non-Qualified Deferred Compensation Arrangements.    We permit senior officers of the Company to defer on an elective basis a specified portion of their base salaries, annual cash bonuses (if any) and cash amounts paid under the short-term incentive compensation program. Any such deferrals must be made pursuant to a non-qualified deferred compensation agreement between the officer and the

Company with deferred amounts contributed to the American Equity Officers Rabbi Trust. Mr. Noble and Ms. Richardson direct their investment of deferred amounts and the return on such investments is added to their deferred account balances. No above market returns are paid on deferred amounts. Mr. Noble and Ms. Richardson have each invested a portion of their deferred compensation accounts in our Common Stock and dividends paid on our stock have been credited to their accounts. The balance of the deferred compensation accounts will be distributed to each executive who has elected to make such deferrals upon his or her death, disability or separation from service.

        Other Compensation.    We have a qualified 401(k) plan for all employees who are eligible after thirty days of employment and attainment of age 18. We match 50% of employee contributions to the plan up to 4% of the employee's total compensation, subject to the limitations specified in the Internal Revenue Code. In addition to the 401(k) plan, all employees participate in the American Equity Investment Employee Stock Ownership Plan ("ESOP") as described below. We offer a package of insurance benefits to all employees including health, dental, long-term disability and life insurance. Several of the named executives receive perquisites including car allowances, use of Company owned aircraft and payment of private club dues.

        The Company established the ESOP effective July 1, 2007. We make semi-annual discretionary contributions to the ESOP. The principal purpose of the ESOP is to provide each eligible employee with an equity interest in the Company. Employees become eligible once they have completed a minimum of six months of service. Employees become 100% vested after two years of service.

        Tax Implications of Executive Compensation.    Federal income tax law limits deductibility of compensation in excess of $1 million paid to certain named executive officers unless this compensation qualifies as "performance-based compensation". It is the intent of the Company and the Compensation Committee to qualify the Company's executives' compensation for deductibility under applicable tax laws, while recognizing that there may be situations in which compensation for executive officers may not be tax deductible. Management has advised the Compensation Committee that compensation awarded to our executive officers for 2012 that is not tax deductible is not material to the Company's tax liability. In addition, compensation awarded to our executive officers for prior years that was not tax deductible was not material to the Company's tax liability.

Compensation Committee Report

        The Compensation Committee of American Equity Investment Life Holding Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
A. J. Strickland, III, Chair Robert L. Hilton Harley A. Whitfield, Sr.

Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
David J. Noble	2012	730,000	—	103,787	—	242,166	60,587	1,136,540
Executive Chairman	2011	700,000	—	112,006	—	447,994	59,430	1,319,430
	2010	650,000	51,338	60,641	404,250	317,762	50,361	1,534,352
John M. Matovina(5)	2012	575,000	—	80,235		187,196	24,394	866,825
Chief Executive Officer	2011	500,000	—	80,001	—	319,999	31,346	931,346
and President	2010	450,000	50,825	41,976	448,118	226,149	25,063	1,242,131
Ted M. Johnson(6)	2012	322,500	—	45,410	—	105,944	19,835	493,689
Chief Financial Officer	2011	255,000	—	40,797	—	163,203	22,497	481,497
and Treasurer	2010	235,000	25,956	21,925	64,600	127,651	17,121	492,253
Debra J. Richardson	2012	457,500	—	64,182	—	149,672	26,202	697,556
Executive Vice President	2011	445,000	—	71,197	—	284,803	30,755	831,755
and Secretary	2010	425,000	51,558	39,640	448,118	214,700	24,988	1,204,004
Ronald J. Grensteiner	2012	392,500	—	55,307	—	129,049	18,756	595,612
Vice President	2011	380,000	—	60,800	—	243,200	18,031	702,031
	2010	300,000	51,467	27,986	448,118	157,433	16,768	1,001,772
Wendy C. Waugaman(7)	2012	275,094	—	—	—	—	14,519	289,613
Former Chief Executive	2011	600,000	—	96,003	—	383,997	56,381	1,136,381
Officer and President	2010	550,000	51,192	51,308	448,118	271,956	31,853	1,404,427

(1)
Amounts reflect grant date fair value of restricted stock pursuant to FAS ASB Topic 718 earned under the short-term incentive compensation program applicable for fiscal year 2012 previously described above under "Short-Term Incentive Compensation" in the Compensation Discussion and Analysis.

(2)
Amounts reflect for each option award, the aggregate grant date fair value pursuant to FAS ASB Topic 718. For a discussion regarding the assumptions made in the valuation of the option awards, please see Footnote 11 Retirement and Share-Based Compensation Plans in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K.

(3)
Amounts consist of cash awards earned under the short-term incentive compensation program applicable for fiscal year 2012 previously described above under "Short-Term Incentive Compensation" in the Compensation Discussion and Analysis.

(4)
Mr. Noble's amount in 2012 includes $30,613 for use of Company owned aircraft, $6,000 for a car allowance and $13,377 for the ESOP. Mr. Matovina's amount in 2012 includes $10,928 for the ESOP. Mr. Johnson's amount in 2012 includes $12,528 for the ESOP. Ms. Richardson's amount in 2012 includes $11,294 for the ESOP. Mr. Grensteiner's amount in 2012 includes $11,664 for the ESOP. Ms. Waugaman's amount in 2012 includes $4,400 for a car allowance, $2,211 for use of the Company owned aircraft, and $2,451 for private club dues. In determining the aggregate incremental cost to the Company for the use of Company owned aircraft, the Company uses a methodology that reflects the average cost of fuel and other variable costs (for example landing fees, catering and crew travel expenses). Because the Company owned aircraft are used primarily for business travel, the methodology excludes fixed costs that do not change based on usage, including pilot salaries and the cost of maintenance unrelated to non-business travel. When an aircraft is already flying to a destination for business purposes and one or more non-business passengers are on such flight, only the direct variable costs associated with the additional non-business passenger(s) are included in determining the incremental cost to the Company. If an aircraft flies empty before picking up or after dropping off one or more passengers flying for non-business reasons, this "deadhead" segment would be included in the incremental cost to the Company. On certain occasions, an executive's spouse, other family members or guest may accompany the executive on a flight when such persons are invited to attend an event for appropriate business purposes. No additional incremental cost is incurred by the Company in such situations under the methodology.

(5)
Mr. Matovina has served as Chief Executive Officer and President since June 27, 2012. Figures for 2011 and 2010 reflect his pay as Chief Financial Officer and Treasurer.

(6)
Mr. Johnson has served as Chief Financial Officer and Treasurer since June 27, 2012. Figures for 2011 and 2010 reflect his pay as Vice President—Controller.

(7)
Ms. Waugaman passed away on June 18, 2012.

        The following table provides information regarding grants of plan-based awards including the restricted stock and non-equity compensation granted to the named executives during 2012.

Grant of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Stock Awards: Number of Shares of Stock or Units(3) (#)
										Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
David J. Noble	3/9/2012		—	—	—	—	—	—	9,211	112,006
	N/A	(5)	106,400	212,800	425,600	45,600	91,200	182,400	—	—
John M. Matovina	3/9/2012		—	—	—	—	—	—	6,579	80,001
	N/A	(5)	82,250	164,500	329,000	35,250	70,500	141,000	—	—
Ted M. Johnson	3/9/2012		—	—	—	—	—	—	3,355	40,797
	N/A	(5)	46,550	93,100	186,200	19,950	39,900	79,800	—	—
Debra J. Richardson	3/9/2012		—	—	—	—	—	—	5,855	71,197
	N/A	(5)	65,800	131,600	263,200	28,200	56,400	112,800	—	—
Ronald J. Grensteiner	3/9/2012		—	—	—	—	—	—	5,000	60,800
	N/A	(5)	56,700	113,400	226,800	24,300	48,600	97,200	—	—
Wendy C. Waugaman	3/9/2012		—	—	—	—	—	—	7,895	96,003

(1)
This award represents the estimated payout of the cash portion of the short-term incentive compensation program applicable for fiscal year 2012 previously described above under "Short-Term Incentive Compensation" in the Compensation Discussion and Analysis. The actual cash portion of the incentive compensation award amount is reflected above in the Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation".

(2)
This award represents the estimated payout of the restricted stock portion of the short-term incentive compensation program applicable for fiscal year 2012 previously described above under "Short-Term Incentive Compensation" in the Compensation Discussion and Analysis. The number of shares of restricted stock to be paid will be calculated based on the per share grant date fair value of the restricted stock. The actual restricted stock portion of the incentive compensation award amount is reflected above in the Summary Compensation Table under the heading "Stock Awards".

(3)
This award represents the restricted stock portion of the short-term incentive compensation award applicable for fiscal year 2011. The restricted stock is also reflected above in the Summary Compensation Table under the heading "Stock Awards" for the year 2011.

(4)
Calculated based on the per share grant date fair value of the restricted stock pursuant to FAS ASB Topic 718.

(5)
On March 9, 2012, the Compensation Committee approved the structure of the short-term incentive compensation program applicable for fiscal year 2012, including the establishment of performance goals and target and maximum award opportunities.

        The following table provides information about unvested restricted stock and unexercised stock options to acquire our Common Stock granted to named executives. Options granted in 2010 may vest and become exercisable upon retirement if such retirement occurs after age 65 and following 10 years of service with the Company. The restricted stock vests in full on the date three years following the date the Compensation Committee approves the restricted stock award, which is the grant date. Vesting for restricted stock will accelerate upon death or upon attainment of age 65 and following 10 years of service with the Company.

	Outstanding Equity Awards at December 31, 2012
	Option Awards						Stock Awards
Name	Grant Date	Option Vest Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
David J. Noble	12/4/2003	6/30/2004	50,000	—	9.00	12/4/2013	—	—
	5/8/2009	5/8/2012	40,000	—	7.00	5/8/2019	—	—
	3/31/2010	3/31/2013	—	50,000	10.65	3/31/2016	—	—
	6/11/2010	6/11/2013	—	25,000	9.27	6/10/2020	—	—
John M. Matovina	12/4/2003	6/30/2004	15,000	—	9.00	12/4/2013	—	—
	6/10/2004	12/31/2004	20,000	—	11.00	6/10/2014	—	—
	12/31/2004	6/30/2005	20,000	—	10.77	12/31/2014	—	—
	6/11/2008	6/11/2011	40,000	—	10.85	6/11/2018	—	—
	5/8/2009	5/8/2012	40,000	—	7.00	5/8/2019	—	—
	3/15/2010	3/15/2013	—	47,250	10.24	3/15/2016	—	—
	6/11/2010	6/11/2013	—	27,750	9.27	6/10/2020	—	—
	2/28/2011	—	—	—	—	—	3,180	38,828
	3/9/2012	—	—	—	—	—	6,579	80,330
Ted M. Johnson	12/4/2003	6/30/2004	15,000	—	9.00	12/4/2013	—	—
	6/10/2004	12/31/2004	15,000	—	11.00	6/10/2014	—	—
	12/31/2004	6/30/2005	15,000	—	10.77	12/31/2014	—	—
	6/11/2008	6/11/2011	10,000	—	10.85	6/11/2018	—	—
	5/8/2009	5/8/2012	20,000	—	7.00	5/8/2019	—	—
	6/11/2010	6/11/2013	—	10,000	9.27	6/10/2020	—	—
	2/28/2011	—	—	—	—	—	1,661	20,281
	3/9/2012	—	—	—	—	—	3,355	40,965
Debra J. Richardson	12/4/2003	6/30/2004	20,000	—	9.00	12/4/2013	—	—
	6/10/2004	12/31/2004	20,000	—	11.00	6/10/2014	—	—
	12/31/2004	6/30/2005	20,000	—	10.77	12/31/2014	—	—
	6/11/2008	6/11/2011	40,000	—	10.85	6/11/2018	—	—
	5/8/2009	5/8/2012	40,000	—	7.00	5/8/2019	—	—
	3/15/2010	3/15/2013	—	47,250	10.24	3/15/2016	—	—
	6/11/2010	6/11/2013	—	27,750	9.27	6/10/2020	—	—
	2/28/2011	—	—	—	—	—	3,003	36,667
	3/9/2012	—	—	—	—	—	5,855	71,490
Ronald J. Grensteiner	12/4/2003	6/30/2004	15,000	—	9.00	12/4/2013	—	—
	6/10/2004	12/31/2004	15,000	—	11.00	6/10/2014	—	—
	12/31/2004	6/30/2005	7,500	—	10.77	12/31/2014	—	—
	6/11/2008	6/11/2011	10,000	—	10.85	6/11/2018	—	—
	5/8/2009	5/8/2012	20,000	—	7.00	5/8/2019	—	—
	3/15/2010	3/15/2013	—	47,250	10.24	3/15/2016	—	—
	6/11/2010	6/11/2013	—	27,750	9.27	6/10/2020	—	—
	2/28/2011	—	—	—	—	—	2,120	25,885
	3/9/2012	—	—	—	—	—	5,000	61,050

(1)
Calculated based on the closing market price of the Company's common stock on December 31, 2012.

Option Exercises and Stock Vested

        Set forth below are the stock option exercises and the stock vested for the named executive officers of the Company during 2012:

	Options Exercised		Stock Vested
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
David J. Noble	—	—	9,211	112,006
John M. Matovina	5,000	18,850	—	—
Wendy C. Waugaman	215,000	470,276	11,782	123,829

Pension Benefits

        Pursuant to his Retirement Benefit Agreement (described above under the heading "Change in Control, Separation and Retirement Agreements"), Mr. Noble is entitled to a monthly retirement benefit equal to one-twelfth of his then current base salary, for five years following his retirement for a total of 60 monthly installments. In addition, during his lifetime, Mr. Noble will continue to receive health benefits generally available to the Company's senior executive officers under various Company benefit plans. The estimated monthly retirement benefit payable to Mr. Noble based on his compensation level as of January 1, 2013, would be $63,333.

Pension Benefits
Name	Plan Name	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year ($)
David J. Noble	Retirement Benefit Agreement	2,440,501	—

(1)
The accumulated benefit is based on estimates of the timing of Mr. Noble's retirement date as well as mortality assumptions from the A2000 Mortality Table. Health benefits are assumed to increase at a rate of 15% per year. The discount rate assumption was 5.50%.

        The following table provides information concerning our non-qualified deferred compensation arrangements, including deferred compensation agreements with certain of the named executives permitting them to defer on an elective basis a specified portion of their base salaries, annual cash bonuses (if any) and cash amounts paid under the short-term incentive compensation program. Deferred amounts are contributed to individual accounts within the American Equity Officers Rabbi Trust. The individuals set forth below self-direct the investment of such accounts and such investments are made on open market terms.

Non-Qualified Deferred Compensation for 2012
Name	Executive Contributions in 2012 ($)	Aggregate Earnings in 2012 ($)	Aggregate Withdrawals/ Distributions in 2012 ($)	Aggregate Balance at 12/31/12 ($)
David J. Noble	—	130,019	—	829,523
Debra J. Richardson	—	61,036	—	391,791
Wendy C. Waugaman	95,999	11	499,289	—

Potential Payments Upon Termination or a Change in Control

        We have no employment contracts or separation agreements with any of our named executive officers other than Mr. Noble's Retirement Benefit Agreement, as amended in March 2010 and filed on a Form 8-K on April 2, 2010. As discussed above under "Change in Control, Separation and Retirement Arrangements," Mr. Noble's Retirement Benefit Agreement provides certain retirement payment benefits to Mr. Noble in recognition of his past services to the Company and in consideration for his consent to certain post-termination obligations.

        As discussed below, we have change in control agreements with a small group of senior officers including each of the named executives, except Mr. Noble, which would provide payments and benefits to them in the event of the termination of their employment under certain circumstances following a change in control. In the absence of a change in control, however, regardless of the manner in which the termination of employment occurs (with the exception of death, disability and retirement for certain benefits), the named executives would be entitled only to the following:

  •
  Base salary to the termination date (two-week notice of termination by either the employer or employee is required), with no right to receive any cash bonus or incentive amounts not paid prior to notice of termination;

  •
  The right to exercise vested stock options within thirty days of the termination date;

  •
  Distribution of the executive's 401(k) account;

  •
  Distribution of the executive's account, if any, pursuant to any deferred compensation arrangements including elective deferrals of salary, bonus and/or incentive, and earnings thereon;

  •
  COBRA benefits, if elected, for the purchase of medical and dental insurance; and

  •
  The right to convert group life insurance to an individual policy without proof of insurability, at the executive's ongoing expense.

        Under the change in control agreements, the named executives would have additional rights in the event of the termination of their employment following a change in control in defined circumstances including discharge without "cause" or voluntary resignation for "good reason". A "change in control" is defined to include: (i) the acquisition by any person of 35% of the combined voting power of the Company; (ii) a majority of the directors originally on the Board of Directors (and with certain designated successors) ceasing to constitute a majority of the Board of Directors; (iii) a merger with another entity in which our voting securities cease to represent at least 50% of the combined voting power of the surviving entity; or (iv) the sale of substantially all of the assets of the Company. During the term of the agreement and during the period in which the executive is entitled to continued salary payments, the executive may not (i) solicit or entice any other employee to leave us or our affiliates to go to work for any competitor, or (ii) request or advise a customer or client of ours or our affiliates to curtail or cancel its business relationship with us or our affiliates.

        If a termination occurs within thirty-six months following a change in control which meets all of the definitions, terms and conditions of the named executive's change in control agreement, the executive would be entitled to the following in addition to the items set forth in the bullets above:

  •
  Salary continuation payments for three years;

  •
  A cash lump sum equal to the amount of the "target annual bonus" that the executive would receive for the year in which the executive's termination occurs, prorated through the date of termination;

  •
  A cash lump sum equal to three times the executive's "target annual bonus";

  •
  Automatic vesting of unvested stock options, unvested shares of restricted stock and unvested restricted stock units;

  •
  Continuation of health, dental and life insurance benefits during the salary continuation period.

        In addition, Mr. Matovina and Ms. Richardson would also receive an amount equal to a full gross-up for any excise tax incurred by them as a result of receiving change in control payments. Mr. Johnson's and Mr. Grensteiner's change in control agreements provide that if payments and benefits provided to them would constitute an "excess parachute payment" for purposes of Section 280G of the Code, they would have their payments and benefits reduced to the highest amount that could be paid without triggering Section 280G of the Code or, if greater, receive the after-tax amount of the payment taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes.

        The following table sets forth the estimated amount of compensation each of the named executive officers would receive under the retirement or change in control situations, as applicable, discussed above. The table assumes that such terminations occurred at December 31, 2012. No pro-rated portion of "target annual bonus" amounts is included for the year of termination since such amounts would be immaterial for a termination occurring on December 31.

Potential Payments Upon Termination or Change in Control
Name	Base Salary ($)	Bonus(1) ($)	Value of Acceleration of Options and Restricted Stock(2) ($)	Excise Tax Gross up(3) ($)	Group Insurance Benefit(4) ($)	Total ($)
David J. Noble	3,800,000	—	338,000	—	273,800	4,411,800
John M. Matovina	1,950,000	780,000	473,825	1,670,322	83,922	4,958,069
Ted M. Johnson	1,170,000	468,000	127,245	—	35,285	1,800,530
Debra J. Richardson	1,410,000	564,000	462,824	1,204,043	79,307	3,720,174
Ronald J. Grensteiner	1,215,000	486,000	441,603	—	76,477	2,219,080

(1)
The bonus amount is the "target annual bonus" as provided for under the 2012 short-term incentive compensation program as described above.

(2)
Our employee stock option plans and restricted stock awards provide for automatic vesting upon a change in control or upon death or disability. For information concerning the unvested outstanding options which each of the named executives could exercise within thirty days after any termination and the restricted stock, see the Outstanding Equity Awards table above.

(3)
This calculation assumes a total effective rate of state and federal income taxes of 48%.

(4)
Mr. Noble's group insurance benefits will continue during his lifetime. We have assumed the group insurance benefit will continue for five years beyond his termination/retirement date for purposes of the above table.

        The following table sets forth information as of December 31, 2012 concerning plans and arrangements we have with our directors, officers and employees under which they have received equity-based rights to receive shares of our Common Stock. We have granted or reserved options and restricted stock under the 2000 Employee Stock Option Plan, the 2000 Directors Stock Option Plan, the 2009 Employee Incentive Plan and the 2011 Directors Stock Option Plan.

Equity Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,944,000	9.18	1,727,243
Equity compensation plans not approved by shareholders	—	—	—

Total	1,944,000	9.18	1,727,243

Policy Regarding Related Person Transactions

        We recognize that Related Person Transactions (as defined below) may raise questions among shareholders as to whether those transactions are consistent with the best interests of the Company and its shareholders. It is our policy to enter into or ratify Related Person Transactions only when the Board of Directors, acting through our Audit Committee or as otherwise described herein, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, the Company has adopted the procedures set forth below for the review, approval or ratification of Related Person Transactions.

        In order to deal with the potential conflicts inherent in such transactions, our Audit Committee adopted a written policy regarding Related Person Transactions. For the purposes of this policy, a "Related Person Transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest, and a "related person" means:

  •
  any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

  •
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  any immediate family member of any of the foregoing persons; and

  •
  any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

        Any proposed transaction with a related person shall be consummated or amended only if the following steps are taken:

  •
  Counsel (either inside or outside) will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

  •
  If counsel determines that the proposed transaction is a Related Person Transaction, the proposed transaction shall be submitted to the Audit Committee for consideration at the next committee meeting or, in those instances in which counsel, in consultation with the chief executive officer or the chief financial officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the Chairman of the Audit Committee (who has been delegated authority to act between committee meetings).

  •
  The Audit Committee, or where submitted to the Chairman of the committee, the Chairman, shall consider all of the relevant facts and circumstances available to the committee or the Chairman, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

  •
  The Audit Committee (or the Chairman) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the committee (or the Chairman) determines in good faith. The Audit Committee or Chairman, as applicable, shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

        At the Audit Committee's first meeting of each fiscal year, the committee shall review any previously approved Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company's contractual obligations, the committee shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the Related Person Transaction.

        No member of the Audit Committee shall participate in any review, consideration, or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the related person.

        During fiscal year 2012, the Company did not have any transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act generally requires the officers and directors of a reporting company, and persons who own more than ten percent of a registered class of a reporting company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on our review of the copies of such reports received by us, or upon written representations received from certain reporting persons, we believe that during 2012, our officers, directors and ten-percent shareholders complied with all Section 16(a) filing requirements applicable to them, except for a Form 3, which was timely filed for Mr. Lorenzen on June 27, 2012, but inadvertently omitted his ownership of certain previously granted restricted common stock. The Form 3 has been amended.

 OTHER INFORMATION

Shareholder Proposals for the 2014 Annual Meeting

        Shareholder proposals to be considered for inclusion in our proxy statement for the Annual Meeting to be held in 2014 or shareholder proposals to be presented from the floor of the meeting must be submitted in writing to Debra J. Richardson, Executive Vice President and Secretary, 6000 Westown Parkway, West Des Moines, Iowa 50266, and must comply with SEC rules in order to be eligible for inclusion in our proxy material for our 2014 meeting.

        A shareholder may present a proposal for inclusion in our proxy statement if such shareholder (i) is a record or beneficial owner of at least one percent or $2,000 in value of shares entitled to be voted at the meeting and has held the shares for at least one year prior to the time the proposal is submitted; and (ii) continues to own the shares through the date of the meeting. Any such proposal must be received by us prior to December 23, 2013.

        In addition, under our Amended and Restated Bylaws, a shareholder who desires to present a proposal from the floor of the 2014 Annual Meeting must submit the proposal between March 8, 2014 and April 7, 2014. Any such proposal must set forth as to each matter such shareholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

Shareholder Communications

        Shareholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations at 6000 Westown Parkway, West Des Moines, Iowa 50266.

        Shareholders interested in communicating with our Board of Directors, any committee of the Board of Directors, any individual director or any group of directors should send written correspondence to American Equity Investment Life Holding Company Board of Directors, c/o Corporate Secretary, 6000 Westown Parkway, West Des Moines, Iowa 50266.

Householding; Annual Report on Form 10-K

        The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more shareholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as "householding," can effectively reduce our printing and postage costs.

        Certain of our shareholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Julie L. LaFollette, Director of Investor Relations, at 6000 Westown Parkway, West Des Moines, Iowa 50266 (1-888-221-1234, ext. 3602) and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.

        Simultaneously with the mailing of this proxy statement to certain of our shareholders, we are mailing our 2012 Annual Report and Form 10-K to shareholders of record on April 12, 2013. The Annual Report and Form 10-K are available online at www.american-equity.com.

        Any shareholder who desires to obtain additional copies, free of charge, of our Annual Report on Form 10-K for the year ended December 31, 2012 (including our audited consolidated financial statements and financial statement schedules), as filed with the SEC, may contact Julie L. LaFollette, Director of Investor Relations, at 6000 Westown Parkway, West Des Moines, Iowa 50266 (1-888-221-1234, ext. 3602).

APPENDIX A

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
2013 DIRECTOR EQUITY AND INCENTIVE PLAN

ARTICLE I

PURPOSE

        The purposes of the American Equity Investment Life Holding Company 2013 Director Equity and Incentive Plan (as it may be amended, the "Plan") are to provide long-term incentives to the Directors of the Company, to align the interests of such individuals with those of the Company's shareholders and to assist the Company in recruiting, retaining and motivating qualified individuals to serve as Directors.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        2.1   "Administrator" shall have the meaning provided in Section 10.1 hereof.

        2.2   "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, controls or is controlled by the Company, or (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

        2.3   "Award" shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award or an award of Stock Appreciation Rights, which may be awarded or granted under the Plan.

        2.4   "Award Agreement" shall mean the written notice, agreement, contract or other instrument or document evidencing an Award, including through an electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

        2.5   "Beneficial Owner" (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

        2.6   "Board" shall mean the Board of Directors of the Company.

        2.7   "Change in Capitalization" shall have the meaning provided in Section 3.2(a) hereof.

        2.8   "Change in Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

          (a)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described paragraph (c) below;

          (b)   the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

          (c)   there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

          (d)   the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        2.9   "Code" shall mean the Internal Revenue Code of 1986, as amended, including any related regulations.

        2.10 "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article X hereof.

        2.11 "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

        2.12 "Company" shall mean American Equity Investment Life Holding Company, an Iowa corporation and any successor corporation.

        2.13 "Director" or "Non-Employee Director" shall mean a member of the Board who is not an Employee, as constituted from time to time.

        2.14 "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

        2.15 "Effective Date" shall mean the date on which the Plan is adopted by the Board, provided that any such adoption requiring shareholder approval is subject to approval by the vote of the shareholders of the Company within twelve (12) months after such adoption by the Board.

        2.16 "Eligible Individual" shall mean any natural person who is a Non-Employee Director.

        2.17 "Employee" shall mean any officer or other employee of the Company or any Affiliate.

        2.18 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.19 "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:

          (a)   if the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (b)   if the Common Stock is traded only otherwise than on a securities exchange and is not quoted on the NASDAQ, the closing quoted selling price of the Common Stock on such date as quoted in "pink sheets" published by the National Daily Quotation Bureau;

          (c)   if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (d)   if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be determined by the Committee in good faith.

        2.20 "Option" shall mean a right to purchase Shares at a specified exercise price, granted under Article V hereof.

        2.21 "Participant" shall mean an Eligible Individual who has been granted an Award.

        2.22 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Affiliate thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company.

        2.23 "Plan" shall have the meaning set forth in Article I.

        2.24 "Restricted Stock" shall mean an Award of Shares made under Article VI hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

        2.25 "Restricted Stock Unit" shall mean a contractual right awarded under Article VII hereof to receive in cash or Shares the Fair Market Value of a Share of Common Stock.

        2.26 "Section 409A" means Section 409A of the Code, including the treasury regulations thereunder and other applicable Internal Revenue Service guidance.

        2.27 "Securities Act" shall mean the Securities Act of 1933, as amended.

        2.28 "Share Limit" shall have the meaning provided in Section 3.1 hereof.

        2.29 "Shares" shall mean shares of Common Stock.

        2.30 "Stock Appreciation Right" shall mean a stock appreciation right granted under Article VIII hereof.

        2.31 "Substitute Award" means any Award granted in assumption of, or in substitution for, an award of a company or business (that is not, prior to the applicable transaction, an Affiliate) acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

ARTICLE III

SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.    Subject to Sections 3.2 hereof, the maximum number of Shares available for issuance under the Plan (the "Share Limit") shall be 250,000 Shares. Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. Shares delivered or deliverable in connection with a Substitute Award shall not be deemed granted or issued under the Plan for purposes of Section 3.1.

        3.2    Adjustments.

          (a)   In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, or any other change affecting the Shares or the Share price (any such occurrence or event, a "Change in Capitalization"), the Administrator shall make such equitable adjustments as it determines to be appropriate and equitable, in its sole discretion, to prevent dilution or enlargement of rights, if any, to reflect such change with respect to (i) the aggregate number and kind of shares or other securities that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per Share for any outstanding Awards under the Plan. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate value equal to the Fair Market Value of the Shares covered by such Award, reduced by the aggregate exercise price or purchase price thereof, if any. In the case where the exercise price per Share of an Option or Stock Appreciation Right exceeds the Fair Market Value per Share, the Administrator may cancel, in its sole discretion, such Option or Stock Appreciation Right for no payment. The Administrator's determinations pursuant to this Section 3.2(a) shall be final, binding and conclusive.

          (b)   No action shall be taken under this Section 3.2 which shall cause an Award to fail to comply with Section 409A or an exemption therefrom, to the extent applicable to such Award.

ARTICLE IV

GRANTING OF AWARDS

        4.1    Participation.    The Committee may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

        4.2    Award Agreement.    Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan.

        4.3    Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE V

OPTIONS

        5.1    Granting of Options to Eligible Individuals.    The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

        5.2    Option Exercise Price.    The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

        5.3    Option Term.    The term of each Option shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted. The Award Agreement shall set forth the time period during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of Section 409A, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised.

        5.4    Option Vesting.

          (a)   The terms and conditions pursuant to which an Option vests and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, attainment of one or more performance goals, or any other criteria selected by the Administrator. At any time after the grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option; provided, that in no event shall an Option become exercisable following its expiration, termination or forfeiture.

          (b)   No portion of an Option which is unexercisable at a Participant's termination of service shall thereafter become exercisable, except as may be otherwise provided in the applicable Award Agreement or by action of the Administrator following the grant of the Option.

        5.5    Partial Exercise of Options.    An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and no Option may be exercised for less than one hundred (100) Shares.

        5.6    Manner of Exercise of Options.    A Participant may exercise an exercisable Option, subject to applicable requirements established by the Administrator, by providing written notice of exercise accompanied by paying the full exercise price to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in one or more of the following manners: (i) cash or check, (ii) Shares (including Shares issuable pursuant to the exercise of the Option) having a Fair Market Value on the date of exercise equal to the aggregate payments required, or (iii) other form of legal consideration acceptable to the Administrator (including cashless exercise via a broker).

 ARTICLE VI

RESTRICTED STOCK

        6.1    Grant of Restricted Stock.

          (a)   The Administrator is authorized to grant Restricted Stock to Eligible Individuals from time to time, in its sole discretion, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

          (b)   The Award Agreement shall set forth the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.

        6.2    Rights as Shareholders.    Upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided herein or in the Award Agreement, all the rights of a shareholder with respect to said Shares. This includes, but is not limited to, the right to vote Shares of Restricted Stock as the record owner thereof, and the right to receive dividends and other distributions payable to an Eligible Individual during the restriction period; provided, however, that, the Award Agreement may provide that any distributions with respect to the Shares shall be subject to the restrictions set forth in Section 6.3 hereof.

        6.3    Restrictions.    All Shares of Restricted Stock (including any Shares received by Participants thereof with respect to Shares of Restricted Stock as a result of a Change in Capitalization) shall be subject to restrictions and vesting requirements as set forth in the Award Agreement. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability. Such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as set forth in the Award Agreement, including, without limitation, criteria based on the Participant's continuing to serve as a Director, Company or individual performance or other criteria set forth in the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

        6.4    Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

        6.5    Section 83(b) Election.    If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE VII

RESTRICTED STOCK UNITS

        7.1    Grant of Restricted Stock Units.

          (a)   The Administrator is authorized to grant Restricted Stock Units to Eligible Individuals from time to time, in its sole discretion, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock Units, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock Units as it deems appropriate. The Award Agreement shall set forth the time and form of payment of each Award of Restricted Stock Units.

          (b)   The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued (or cash in lieu thereof shall be paid), which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become non-forfeitable. Such conditions and dates shall be established in accordance with the applicable provisions of Section 409A or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or if provided in the Award Agreement, the Fair Market Value of one such Share in cash) for each vested and non-forfeitable Restricted Stock Unit.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

        8.1    Grant of Stock Appreciation Rights.

          (a)   The Administrator is authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

          (b)   Each Award of Stock Appreciation Rights shall entitle the Participant to exercise all or a specified portion of the Award of Stock Appreciation Rights (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Rights from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Stock Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose or set forth in the Award Agreement. Such amount shall be payable in Shares or in cash, as determined by the Administrator. The exercise price per Share subject to each Award of Stock Appreciation Rights shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Rights are granted.

        8.2    Stock Appreciation Right Vesting.

          (a)   The terms and restrictions pursuant to which a Stock Appreciation Right vests and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, attainment of one or more performance goals or any other criteria selected by the Administrator. At any time after grant of an Award of Stock Appreciation Rights, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Stock Appreciation Rights vest; provided that in no event shall an Award of Stock Appreciation Rights become exercisable following its expiration, termination or forfeiture.

          (b)   No portion of an Awarded Stock Appreciation Right which is unexercisable at a Participant's termination of service shall thereafter become exercisable, except as may be otherwise provided in the applicable Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

        8.3    Manner of Exercise.    A Participant may exercise an exercisable Stock Appreciation Right subject to applicable requirements established by the Administrator.

        8.4    Stock Appreciation Right Term.    The term of each Award of Stock Appreciation Rights shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Rights are granted. The Award Agreement shall set forth the time period during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of Section 409A, the Administrator may extend the term of any outstanding Stock Appreciation Rights, and may extend the time period during which vested Stock Appreciation Rights may be exercised.

        8.5    No Net Share Counting.    Stock Appreciation Rights to be settled in Shares shall be counted in full against the number of Shares available for award under the Plan under Section 3.1 regardless of the number of Shares issued upon settlement of the Stock Appreciation Rights.

ARTICLE IX

ADDITIONAL TERMS OF AWARDS

        9.1    Change in Control.    Unless otherwise set forth in an Award Agreement, in the event of a Change in Control, each Award shall become fully vested and, if applicable, exercisable and the restrictions, payment conditions and forfeiture conditions applicable to any such Award granted shall lapse.

        9.2    Transferability of Awards.

          (a)   No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

          (b)   No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect.

          (c)   During the lifetime of the Participant, only the Participant may exercise an Award. After the death of the Participant, any exercisable portion of an Award may be exercised by the Participant's personal representative or by any individual empowered to do so under the deceased Participant's will or under the then-applicable laws of descent and distribution.

          (d)   Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Options, Restricted Stock, Restricted Stock Units and/or Stock Appreciation Rights to be transferred to a member of a Participant's immediate family or to a trust or similar vehicle for the benefit of a Participant's immediate family members.

        9.3    Conditions to Issuance of Shares.

          (a)   Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements and representations as the Administrator, in its discretion, deems advisable in order to comply with any laws, regulations, or requirements.

          (b)   All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

          (c)   The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a trading window-period limitation, as may be imposed in the sole discretion of the Administrator.

          (d)   No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

          (e)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        9.4    Prohibition on Repricing.    Except as provided in Section 3.2, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without shareholder approval.

        9.5    Death or Disability.    Unless the Administrator or Award Agreement provides otherwise, if a Participant's service as a director is terminated because of death or Disability, his or her Award privileges, including any Awards the vesting of which have been accelerated pursuant to the provisions below, shall expire unless exercised within one (1) year after the date that his or her service was terminated; provided, however, nothing contained herein shall be construed to extend the ultimate term of the Award beyond its original term. In the event of the death of the Participant, his or her Awards may be exercised by the Participant's designated beneficiary. Unless the Administrator or Award Agreement provides otherwise, all Awards of Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights, in each case held by a Participant immediately prior to the Participant's death or termination of service as a director as a result of Disability, to the extent not previously vested, shall vest and become non-forfeitable and any restrictions with respect to such Awards shall lapse; provided, however, that the applicable grants with respect to such Awards shall provide for payment terms that comply with, or are exempt from, the requirements of Section 409A.

 ARTICLE X

ADMINISTRATION

        10.1    Administrator.    Except to the extent determined by the Board, the Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall be referred to herein as the "Administrator." Unless otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a "non-employee director" as defined by Rule 16b-3 of the Exchange Act and an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 10.l or otherwise provided in any charter of the Committee.

        10.2    Duties and Powers of Administrator.    It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Award Agreement, provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 11.1 hereof.

        10.3    Authority of Administrator.    Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

          (a)   Designate Eligible Individuals to receive Awards;

          (b)   Determine the type or types of Awards to be granted to Eligible Individuals;

          (c)   Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

        10.4    Decisions Binding.    The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

        10.5    Delegation of Authority.    To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board the authority to grant or amend Awards or to take other administrative actions pursuant to this Article X. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE XI

MISCELLANEOUS PROVISIONS

        11.1    Amendment, Suspension or Termination of the Plan.    The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without shareholder approval, (i) increase the aggregate number of Shares available for Awards, (ii) extend the term of the Plan, (iii) materially expand the types of awards available under the Plan, (iv) change the definition of Eligible Individual to add a category or categories of individuals who are eligible to participate in the Plan, (v) delete or limit the prohibition against repricing of Awards contained in Section 9.4, or (vi) make other changes which require approval by the shareholders of the Company in order to comply with applicable law or applicable stock market rules. No amendment or termination of the Plan may adversely modify any individual's rights under an outstanding Award unless such individual consents to the modification in writing.

        11.2    Paperless Administration.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

        11.3    Titles and Headings, References to Sections of the Code or Exchange Act.    The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

        11.4    Governing Law.    The Plan and any programs and agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Iowa without regard to conflicts of laws thereof.

        11.5    Section 409A.    The Plan and Awards are intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, the Participant shall not be considered to have terminated service with the Company for purposes of the Plan or any Award until the Participant would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A. Each amount to be paid or benefit to be provided to the Participant pursuant to the Plan which constitutes deferred compensation subject to Section 409A shall be construed as a separate identified payment for purposes of Section 409A.

        11.6    No Rights to Awards.    No Eligible Individual or other individual shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other individuals uniformly.

        11.7    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

        11.8    Indemnification.    To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        11.9    Successors.    The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

        11.10    Expenses.    The expenses of administering the Plan shall be borne by the Company.

        11.11    Term of Plan.    The Plan shall terminate on the tenth anniversary of the Effective Date; provided, however, any Awards that are outstanding as of the date of the Plan's termination shall remain in effect, and the terms of the Plan shall apply until such Awards terminate as provided in the applicable Award Agreements.

APPENDIX B

American Equity Investment Life Holding Company
Short-Term Performance Incentive Plan
Amended and Restated April, 2013

I.     PURPOSE

        A.    General.    In an effort to maintain a position of leadership in the industry in which American Equity Investment Life Holding Company (the "Company") competes, it is necessary to promote financial interests of the Company and its Subsidiaries, including its growth, by attracting and retaining certain highly qualified employees possessing outstanding ability, motivating such employees by means of performance related incentives, and providing incentive compensation opportunities that are competitive with those of major corporations. The American Equity Investment Life Holding Company's Short-Term Performance Incentive Plan (the "Plan") hereinafter described is designed to assist the Company in attaining these objectives.

        B.    Cash Bonus Plan.    The Plan is not intended to be (and shall not be construed and administered as) an employee benefit plan within the meaning of ERISA. Incentive Awards under this Plan are intended to be discretionary and shall not constitute a part of an employee's regular rate of pay.

        C.    Section 409A.    The Plan is intended to be exempt from the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder ("Section 409A").

II.    PLAN ADMINISTRATION

        A.    Plan Administration.    The Company or its delegate has the authority and responsibility to manage and control the general administration of the Plan, except as to matters expressly reserved in this Plan to the Committee. This Plan is not intended to modify or limit the powers, duties or responsibilities of either the Board or the Committee as set forth under the Company's Certificate of Incorporation. Determinations, decisions and actions of the Company or, if applicable, the Committee, in connection with the construction, interpretation, administration, or application of the Plan will be final, conclusive, and binding upon any Participant and any person claiming under or through the Participant. No employee of an Employer, any member of the Board, any delegate of the Board, or any member of the Committee will be liable for any determination, decision, or action made in good faith with respect to the Plan or any Incentive Award made under the Plan.

        B.    Specific Authority of the Committee.    The Committee shall have the sole authority and responsibility to review annually management's recommendations for the Selected Performance Objectives and Selected Performance Factors under the Plan, to select the Selected Performance Objectives and Selected Performance Factors for an Award Year, and to otherwise administer Incentive Awards payable to Participants, including Covered Awards.

        C.    Non-Assignability.    A Participant's rights and interests in and to payment of any Incentive Award under the Plan may not be assigned, transferred, encumbered or pledged other than by will or the laws of descent and distribution; and are not subject to attachment, garnishment, execution or other creditor's processes.

        D.    Amendment or Termination.    The Plan may at any time be amended, modified, or terminated, as the Committee in its discretion determines. Such amendment, modification, or termination of the Plan will not require the consent, ratification, or approval of any party, including any Participant. The Committee may amend the Selected Performance Objectives and/or the Selected Performance Factors as well as any Incentive Award (including increasing, decreasing or eliminating any or all Incentive

Awards for an Award Year) prior to the payment thereof to the extent it deems appropriate for any reason, including compliance with applicable securities laws. Notwithstanding the foregoing, to the extent the Committee has expressly designated an Incentive Award as a Covered Award, the Committee will not have any authority to amend or modify the terms of any Covered Award in any manner that would impair its deductibility under Section 162(m) of the Code.

        Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that an Incentive Award may be subject to Section 409A, the Committee may reserve the right (without any obligation to do so or to indemnify any Participant for failure to do so) to adopt such amendments to the Plan and the applicable agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Incentive Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Incentive Award, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under such Section.

        E.    No Contract of Employment.    Neither the Plan, nor any Incentive Award, constitutes a contract of employment, and participation in the Plan will not give any employee the right to be retained in the service of the Company or any Subsidiary or continue in any position or at any level of compensation.

        F.    Controlling Law.    Except in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company's jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Iowa, notwithstanding the conflicts of laws principles of any jurisdictions.

        G.    Compliance with Section 162(m) of the Code.    To the extent any provision of the Plan or an Incentive Award or any action of the Committee or the Company as it relates to a Covered Award may result in the application of Section 162(m)(1) of the Code to compensation payable to a Covered Employee, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable to the Committee.

        H.    Unfunded, Unsecured Obligation.    A Participant's only interest under the Plan shall be the right to receive a payment of cash for an Incentive Award pursuant to the terms of the Incentive Award and the Plan. No portion of the amount payable to a Participant under this Plan shall be held by the Company or any Subsidiary in trust or escrow or any other form of asset segregation. To the extent that a Participant acquires a right to receive a payment of cash under the Plan, such right shall be no greater than the right of any unsecured, general creditor of the Company, and no trust in favor of any Participant will be implied.

III.  DEFINITIONS

        Unless the context requires otherwise, the following terms when used with initial capitalization have the following meanings:

          A.    Award Year—The fiscal year for which Incentive Awards, if any, are calculated under the Plan.

          B.    Base Salary—means a Participant's annual rate of base salary as of December 31 of an Award Year (without deduction for amounts deferred under any Deferred Compensation Agreement between the Company and the Participant and without regard to any salary reduction agreement to make pre-tax elective contributions under any qualified Code Section 401(k) Plan or Code Section 125 cafeteria plan (including any HMO premium deductions)).

          C.    Board—The Board of Directors of the Company.

          D.    Change in Control—shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

    i.
    any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquires beneficial ownership (as defined in Rule 13d-3 under Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in paragraph (iii) below;

    ii.
    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

    iii.
    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

    iv.
    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          E.    Code—The Internal Revenue Code of 1986, as from time to time amended, including any related regulations.

          F.     Committee—the Compensation Committee of the Board of Directors of the Company, comprised (to the extent the Plan is intended to satisfy the requirements of Section 162(m) of the Code) solely of two or more outside directors meeting the requirements of Section 162(m) of the Code.

          G.    Company—American Equity Investment Life Holding Company.

          H.    Covered Award—An Incentive Award (i) that will be paid to a Covered Employee, (ii) that the Committee expressly designates as performance-based compensation and intends to be fully deductible under Section 162(m) of the Code, and (iii) that will be paid following the shareholder approval required by Section 162(m)(4)(C)(ii) of the Code.

          I.     Covered Employee—An individual who is a "covered employee" within the meaning of Section 162(m)(3) of the Code.

          J.     Employer—The Company and any Subsidiary that, with the approval of the Committee, has adopted this Plan.

          K.    ERISA—The Employee Retirement Income Security Act of 1974, as from time to time amended, including any related regulations.

          L.    Incentive Award—The dollar value of an award made to a Participant as determined under the Plan.

          M.   Incentive Opportunity—The amount, stated as a percentage of a Participant's Compensation, determined with respect to an Award Year (or partial Award Year in the case of participation for a partial year), that will be included in a Participant's Incentive Award formula under Paragraph V(A) of the Plan. The Incentive Opportunity upon which any Covered Award is based will be determined solely by the Committee.

          N.    Participant—Each employee of an Employer who is designated as a Participant for an Award Year by the Committee.

          O.    Performance Objectives—One or more objectively determinable measures established at the beginning of an Award Year pursuant to Paragraph II(B), related to invested assets, total assets, gross or net production, commissions, gross or net sales, revenues, operating income before income taxes, operating income, income before income taxes, net income, operating income or net income per share (basic or diluted), return ratios (including return on assets or net assets, return on average equity, return on investment, return on capital and return on sales), cash flows (including but not limited to operating cash flows, investing cash flows or financing cash flows), market share, cost or expense reduction goals, margins (including one or more of gross, operating and net income margins), one or more operating ratios, borrowing levels, debt or leverage ratios, cost of capital, credit ratings, stock price, total return to stockholders, total stockholders' equity, book value or book value per share, economic value added, working capital and productivity improvements, acquisitions or divestitures (in whole or in part), joint ventures and strategic alliances, spin-offs or split-ups and the like, reorganizations or recapitalizations, restructurings, financings (issuance of equity or debt), refinancings, regulatory achievements and implementation or completion of critical projects including business expansions, product diversification and new or expanded market penetration. Performance Objectives may be described in terms of Company (consolidated), Subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. Performance Objectives shall be stated in terms of Threshold, Target and Maximum levels. For other than Covered Awards, the Committee may add other Performance Objectives not specifically listed above.

          P.     Plan—The American Equity Investment Life Holding Company Short-Term Performance Incentive Plan, as evidenced by this written instrument as may be amended from time to time.

          Q.    Selected Performance Factors—The numerical factors (expressed as a percentage) established pursuant to Paragraph II(B) relating to the Plan's Selected Performance Objectives for the Award Year and corresponding to the actual achievement of the Threshold, Target and Maximum Selected Performance Objectives (each as described in Paragraph III(R)) for such Award Year. If the actual achievement of the Selected Performance Objective for an Award Year, as determined by the Committee shortly after the Award Year, is between the Threshold and Target or Target and Maximum Objectives, the Selected Performance Factor will be the amount determined by linear interpolation between the two corresponding Threshold, Target or Maximum Selected Performance Factors.

          R.    Selected Performance Objectives—One or more Performance Objectives selected for an Award Year. Subject to the provisions of Article VIII with respect to a Covered Award, the Committee shall establish at the beginning of an Award Year the Selected Performance Objectives, including the "Threshold", "Target" and "Maximum" levels with respect to any Covered Award.

          S.     Subsidiary—Any entity, corporate or otherwise, in which the Company, directly or indirectly, owns or controls a greater than 50% interest.

IV.   PARTICIPATION

        A.    Participants.    Participants will be determined annually by the Committee who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the creation of value for the Company and its stockholders. Designation as a Participant will apply only for the Award Year for which the designation is made and may include a partial year.

        B.    Termination of Employment.    In order to be entitled to receive an Incentive Award for an Award Year, a Participant must be actively employed or on an approved leave of absence as of the last day of the Award Year; however, the Committee may in its sole discretion pay an Incentive Award to a Participant who has terminated employment but only if and to the extent the Performance Objectives for such Award Year are achieved.

V.     COMPUTATION OF INCENTIVE AWARDS

        A.    Incentive Awards.    Subject to Paragraph B, a Participant's Incentive Award for an Award Year will be an amount equal to the product of the following:

  i.
  The Participant's Incentive Opportunity;

  ii.
  The Participant's Base Salary; and

  iii.
  The sum of the Selected Performance Factors for the Award Year.

        The Committee shall approve, and include in its minutes, a list of Participants specifying the Incentive Opportunity for each Participant, the Selected Performance Factors for the Award Year (with weightings between Selected Performance Factors where appropriate) and, for the avoidance of doubt, an illustrative calculation of the Incentive Award.

        B.    Adjustments.    Appropriate adjustments (positive or negative) and computations, including computations for a partial Award Year, may be made by the Committee to reflect changes in a Participant's base salary rate, a Participant's job classification, or Selected Performance Factors during an Award Year.

        C.    Change in Control.    Notwithstanding the foregoing provisions of this Article V or the provisions of Articles VI or VIII, upon the occurrence of a Change in Control, each Participant who has not yet then terminated employment with the Company and any Subsidiaries shall be paid his or her Incentive Award, in cash, at the target level of performance or, if greater, at the actual level of performance (on a pro rata basis in the case of performance thresholds determined in respect of a full year) for the portion of the Award Year preceding the Change in Control.

VI.  PAYMENT OF INCENTIVE AWARDS

        Any Incentive Award will be made in cash as soon as practicable following the end of the Award Year (and, in any event, by the 15th day of the third month following the calendar year in which occurs the end of the Award Year) without interest. Notwithstanding the foregoing, subject to the approval of the Committee, cash payments for a portion of the total cash payments pursuant to an Incentive Award reasonably expected to be earned for an Award Year may be paid in December prior to the end of the Award Year. In the event that, upon the final determination by the Committee of Incentive Awards payable to Participants pursuant to the Plan for an Award Year, an amount was paid prior to the end of the year that was in excess of the final determined amount, such excess amount shall be repaid to the Company by such Participant as soon as possible or the Company shall deduct such excess amount from any future salary amounts payable to the Participant.

VII. WITHHOLDING TAXES

        Notwithstanding any of the foregoing provisions hereof, an Employer shall withhold from any payment to be made hereunder such amounts as it reasonably determines it may be required to withhold under any applicable federal, state or other law, and transmit such withheld amounts to the appropriate authorities. If cash payments under this Plan are not available to meet the withholding requirement, the Participant shall make available sufficient funds to meet the requirements of such withholding, and the Employer shall be entitled and authorized to take such steps as it may deem advisable, including but not limited to, withholding out of any funds or property due or to become due to the Participant, in order to have such funds made available to the Employer.

VIII.  SPECIAL RULES FOR COVERED AWARDS

        Notwithstanding any other provision of this Plan to the contrary, the following provisions shall control with respect to any Covered Award:

          A.    Preestablished Incentive Opportunity and Performance Objectives.    The Selected Performance Factors, Selected Performance Objectives and Incentive Opportunity upon which a Covered Award is based or subject shall be established by the Committee in writing not later than 90 days after the commencement of the Award Year (or period of service as the case may be), provided that the outcome is substantially uncertain at the time the Committee actually establishes such factors and the objectives upon which they are based (or at such earlier time as may be required or such later time as may be permissible under Section 162 (m) of the Code). The Committee shall not make Covered Awards based on Selected Performance Objectives not specifically provided under this Plan if it determines that use of such Performance Objectives would cause a Covered Award to not be deductible under Code Section 162(m).

          B.    Certification of Performance Objectives.    Prior to the payment of a Covered Award, the Committee shall determine and certify in writing whether and to what extent the Selected Performance Objectives referred to in Paragraph A have been satisfied.

          C.    Discretionary Reduction of Covered Award.    Notwithstanding the foregoing, the Committee may, in its sole discretion, reduce a Covered Award otherwise determined pursuant to the Plan.

          D.    Limited Adjustments of Selected Performance Objectives.    In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management's discussion and analysis of financial performance appearing in the Company's annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Selected Performance Objective included in a Covered Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, a committee of the board of directors of the surviving corporation consisting solely of two or more "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code) may, without the consent of any affected Participant, amend or modify the terms of any outstanding Covered Award that includes any Selected Performance Objectives based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Selected Performance Objectives) will be substantially the same (as determined by the Committee or such committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that any such change to any outstanding Covered Award pursuant to this Paragraph D must be made in such a manner that it is independently determinable by a hypothetical third party having knowledge of the relevant facts, and the Committee shall take no action pursuant to this Paragraph D that would constitute an impermissible exercise of discretion within the meaning of Section 162(m) of the Code, or would otherwise cause the Covered Award to not be deductible under Section 162 (m) of the Code.

          E.    Changes Affecting Timing.    No change shall be made to accelerate the payment of a Covered Award unless the amount of the Covered Award is discounted to reasonably reflect the time value of money. Further, no change shall be made to defer the payment of a Covered Award unless an increase in the amount paid with respect to such award is based on a reasonable rate of interest or on the actual returns on one or more predetermined actual investments (whether or not assets associated with the amount originally owed are actually invested therein).

          F.    Maximum Amount.    The maximum amount of any Covered Award to any Covered Employee with respect to an Award Year, determined as of the time the Covered Award is paid, shall not exceed $2,000,000.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t Proxy — American Equity Investment Life Holding Company Proxy Solicited by Board of Directors for Annual Meeting - June 6, 2013 David J. Noble, John M. Matovina and Debra J. Richardson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of American Equity Investment Life Holding Company to be held on June 6, 2013 or at any postponement or adjournment thereof. This proxy when properly executed will be voted in the manner you direct on the reverse side. If you sign this Proxy but provide no directions as to how to vote your shares for one or more of the proposals, then we will cast your votes under this proxy FOR all of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be voted on reverse side.) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held June 6, 2013. The Proxy Statement and our 2012 Annual Report are available at: http://viewproxy.com/americanequity/2013/

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone Internet voting is available through 1:00 A.M. Central Time on June 6, 2013. CONTROL NUMBER CONTROL NUMBER I plan on attending the meeting o Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign. Date: Signature Signature (if held jointly) 1. Election of Directors: FOR WITHHOLD 01 – Alexander M. Clark o o 02 – John M. Matovina o o 03 – Gerard D. Neugent o o FOR AGAINST ABSTAIN 2. To approve the 2013 Director Equity and o o o Incentive Plan. 3. To approve the Short-Term Performance o o o Incentive Plan. FOR AGAINST ABSTAIN 4. To ratify the appointment of KPMG LLP as o o o independent registered public accounting firm for 2013. 5. To approve, on an advisory basis, o o o compensation of the named executive officers. Note: To transact such other business as may properly come before the meeting. Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. x Proposals — The Board recommends a vote “FOR” all nominees listed in Proposal 1, and “FOR” Proposals 2, 3, 4 and 5. INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

BARCODE See the reverse side of this notice to obtain proxy materials and voting instructions. BROKER LOGO HERE 1 OF 2 12 15 Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000175172_1 R1.0.0.51160 AMERICAN EQUITY INVESTMENT LIFE HLDG CO Annual Meeting June 06, 2013 June 06, 2013 3:30 PM CDT April 12, 2013 American Equity 6000 Westown Parkway West Des Moines, IA 50266 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

How To Vote Please Choose One of the Following Voting Methods Internal Use Only Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. . XXXX XXXX XXXX 0000175172_2 R1.0.0.51160 1. Annual Report 2. Notice & Proxy Statement Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 23, 2013 to facilitate timely delivery.

BARCODE Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence # 0000 0000 0000 . Voting items 0000175172_3 R1.0.0.51160 The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Alexander M. Clark 02 John M. Matovina 03 Gerard D. Neugent The Board of Directors recommends you vote FOR the following proposal(s): 2. To approve the 2013 Director Equity and Incentive Plan. 3. To approve the Short-Term Performance Incentive Plan. 4. To ratify the appointment of KPMG LLP as independent registered public accounting firm for 2013. 5. To approve, on an advisory basis,compensation of the named executive officers. NOTE: To transact such other business as may properly come before the meeting.

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE Voting Instructions THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # Reserved for Broadridge Internal Control Information 0000175172_4 R1.0.0.51160